CALCULATION OF REGISTRATION FEE
                                                                      Amount of
                                               Maximum Aggregate    Registration
Title of Each Class of Securities Offered        Offering Price        Fee(1)

May DJIA Worst of Knock-in REX 		   	 $1,400,000	       $42.98


    (1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $94,671.00 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-89136) of ABN AMRO Bank N.V. (the "Prior Registration Statement"), which was initially filed on May 24, 2002 and for which a post-effective amendment was filed on September 17, 2003 and have been carried forward. The $42.98 fee with respect to the $1,400,000 Knock-in Reverse Exchangeable Securities linked to the worst performing of the Dow Jones Index due November 21, 2007 sold pursuant to this registration statement is offset against those filing fees,and $62,707.41 remains available for future registration fees. No additional fee has been paid with respect to this offering.


PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 119 TO
(TO PROSPECTUS DATED SEPTEMBER 29, 2006              REGISTRATION STATEMENT NOS.
AND PROSPECTUS SUPPLEMENT                              333-137691, 333-137691-02
DATED SEPTEMBER 29, 2006)                                     DATED MAY 17, 2007
CUSIP: 00078UJQ4                                                  RULE 424(b)(2)

                                 [ABN AMRO LOGO]
                                   $1,400,000
                               ABN AMRO BANK N.V.
                         SENIOR FIXED RATE ABN NOTES(SM)
          FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.

               20.00% KNOCK-IN REVERSE EXCHANGEABLE(SM) SECURITIES
                   LINKED TO THE WORST PERFORMING COMMON STOCK
          IN THE DOW JONES INDUSTRIAL AVERAGE(SM) DUE NOVEMBER 21, 2007

The Securities do not guarantee any return of principal at maturity. Instead, the payment at maturity will be determined by reference to (i) the closing price of each of the 30 common stocks included in the Dow Jones Industrial Average(SM) (each of which we refer to as an Underlying Stock) during the life of the Securities and (ii) the closing prices of the Underlying Stocks on the third scheduled trading day prior to maturity, which we refer to as the determination date. In certain circumstances described below we will exchange each Security for a predetermined number of shares of the WORST PERFORMING of the Underlying Stocks. THE MARKET VALUE OF THOSE SHARES WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO; YOU MAY LOSE ALL OR A SUBSTANTIAL AMOUNT OF YOUR INVESTMENT.

SECURITIES              20.00% Knock-in Reverse Exchangeable(SM) Securities
                        linked to the worst performing common stock in the Dow
                        Jones Industrial Average(SM), due November 21, 2007.

PRINCIPAL AMOUNT        $1,400,000

UNDERLYING STOCKS       The individual common stocks included in the Dow Jones
                        Industrial Average(SM) on the pricing date. See "The
                        Underlying Stocks".

INTEREST RATE           20.00% per annum, payable monthly in arrears on the 21st
                        day of each month commencing on June 21, 2007 and ending on the Maturity Date.

ISSUE PRICE             100%

PRICING DATE            May 16, 2007

ORIGINAL ISSUE DATE     May 21, 2007

MATURITY DATE           November 21, 2007

DETERMINATION DATE      The third trading day prior to the maturity date,
                        subject to adjustment in certain circumstances which we describe in "Description of the Securities --
                        Determination Date."

INITIAL PRICE           For each Underlying Stock, the closing price of such
                        Underlying Stock on the pricing date. See "The
                        Underlying Stocks" for the initial price of each Underlying Stock.

STOCK REDEMPTION        For each Underlying Stock, a number of shares of such
AMOUNT                  Underlying Stock equal to $1,000 divided by the initial
                        price of such Underlying Stock.

KNOCK-IN LEVEL          For each Underlying Stock, 75% of the initial price of
                        such Underlying Stock.

DENOMINATION            $1,000 per Security, subject to a minimum purchase of 10
                        Securities ($10,000).

PAYMENT AT              The payment at maturity is based on the performance of
MATURITY                the Underlying Stocks, as follows:

                        o If the closing price of EACH OF THE UNDERLYING STOCKS has not fallen below the knock-in level for such Underlying Stock on any trading day during the period (which we refer to as the knock-in period) from but excluding the pricing date to and including the determination date, we will pay you the principal amount of each Security in cash.

                        o If the closing price of ANY ONE OR MORE OF THE UNDERLYING STOCKS has fallen below the knock-in level for such Underlying Stock on any trading day during the knock-in period:

                         - we will deliver to you a number of shares equal to
                           the stock redemption amount of the WORST PERFORMING Underlying Stock, if the closing price of ANY ONE OR MORE of the Underlying Stocks on the determination date is below its initial price; or

                         - we will pay you the principal amount of each Security
                           in cash, if the closing price of each of the Underlying Stocks on the determination date is at or above its initial price.

GUARANTEE               The Securities will be fully and unconditionally
                        guaranteed by ABN AMRO Holding N.V.

NO  AFFILIATION  WITH   None of the issuers of the Underlying Stocks are an
ANY OF THE ISSUERS      affiliate of ours or are involved with this offering in
OF THE UNDERLYING       any way. The obligations represented by the Securities
STOCKS                  are our obligations, not those of any of these issuers.
                        Investing in the Securities is not equivalent to investing in any of the Underlying Stocks.

LISTING We do not intend to list the Securities on any securities exchange.

THE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.
THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.
THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES HAS AGREED TO PURCHASE THE UNSOLD PORTION, WHICH MAY CONSTITUTE A SUBSTANTIAL PORTION OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT PURPOSES. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."
THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS MAY BE USED BY OUR AFFILIATES IN CONNECTION WITH OFFERS AND SALES OF THE SECURITIES IN MARKET-MAKING TRANSACTIONS.

                                PRICE TO PUBLIC    AGENT'S COMMISSIONS(1)  PROCEEDS TO ABN AMRO BANK N.V.
Dow Jones Industrial Average          100%                 2.50%                       97.50%
Total                              $1,400,000             $35,000                    $1,365,000

(1) For additional information see "Plan of Distribution" in this pricing supplement.

                              ABN AMRO INCORPORATED

     In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities" and to each individual security offered hereby as a "Security."

     Reverse Exchangeable(SM) and ABN Notes(SM) are service marks of ABN AMRO Bank N.V.

     ANY SECURITIES ISSUED, SOLD OR DISTRIBUTED PURSUANT TO THIS PRICING SUPPLEMENT MAY NOT BE OFFERED OR SOLD (I) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (II) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (III) TO RESIDENTS IN CUBA, SUDAN, IRAN OR MYANMAR; OR (IV) TO CUBAN NATIONALS, WHEREVER LOCATED.

                                     SUMMARY

     THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS". IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

     The Securities are interest paying, non-principal protected securities issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are senior notes of ABN AMRO Bank N.V. and have a maturity of six months. These Securities combine certain features of debt and equity by offering a fixed interest rate on the principal amount while the payment at maturity is determined based on the performance of the Underlying Stocks. THEREFORE YOUR PRINCIPAL IS AT RISK.

     The Securities have certain features that make them what we refer to as "Knock-in Reverse Exchangeable Securities". We refer to the Securities as "Knock-in Securities" because we will pay you in cash the principal amount of each Security at maturity if the Securities never "knock-in," which means that the closing price (as described below under "Description of Securities--Closing Price") of EACH OF THE THIRTY Underlying Stocks never falls below a certain price level for such Underlying Stock, which we call the knock-in level, on any trading day during the "knock-in period." The knock-in period is the period from, but excluding, the pricing date to, and including, the third scheduled trading day prior to maturity, which we refer to as the determination date.

     Finally, we refer to the Securities as "Reverse Exchangeable Securities" because if the Securities do knock-in as described above, we will, in certain circumstances, exchange each Security for a predetermined number of shares of the WORST PERFORMING Underlying Stock.

     We have explained the payments at maturity for the Security below under "What will I receive at maturity of the Securities?"

WHY IS THE INTEREST RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

     The Securities offer a higher interest rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. This is because you, the investor in the Securities, indirectly sell a put option to us on the Underlying Stocks. The premium due to you for this option is combined with a market interest rate on our senior debt to produce the higher interest rate on the Securities.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

     The put option you indirectly sell to us creates the feature of exchangeability on an Underlying Stock, as described under "What will I receive at maturity of the Securities?" below.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

     The payment at maturity of the Securities will depend on (i) whether or not the closing price of one or more of the Underlying Stocks on the primary U.S. organized exchange or market for such Underlying Stock, which we call the relevant exchange, fell below the knock-in level with respect to such Underlying Stock on any trading day during the knock-in period, and if so, (ii) the closing price of the Underlying Stocks on the determination date.

     o If the closing price of ANY ONE OR MORE of the Underlying Stocks on the relevant exchange HAS NOT fallen below the knock-in level for such Underlying Stock on any trading day during the knock-in period, we will pay you the principal amount of each Security in cash.

     o If the closing price of ANY ONE OR MORE of the Underlying Stocks on the relevant exchange HAS fallen below the knock-in level for such Underlying Stock on any trading day during the knock-in period, we will either:

          o Pay the principal amount of each Security in cash, if the closing price of EACH OF THE Underlying Stocks on the determination date is at or above the respective initial price of such Underlying Stock; or

          o Deliver to you, in exchange for each $1,000 principal amount of the Securities, a number of shares equal to the stock redemption amount of the WORST PERFORMING Underlying Stock, if the closing price of ANY ONE OR MORE OF THE Underlying Stocks on the determination date is below its respective initial price.

               IN THIS LATTER CASE, THE MARKET VALUE OF THE SHARES OF UNDERLYING STOCK WE WILL DELIVER TO YOU WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO. YOU THEREFORE MAY LOSE ALL OR A SUBSTANTIAL AMOUNT OF YOUR INVESTMENT.

     On the determination date, if we will deliver shares of an Underlying Stock as described above, we will determine which of the Underlying Stocks is the worst performing, and consequently which of the Underlying Stocks we will deliver to you at maturity, according to the following formula:

                      determination price - initial price;
                      -----------------------------------
                                  initial price

where the determination price for an Underlying Stock is the closing price of such Underlying Stock on the determination date.

     The payment at maturity is subject to adjustment in certain circumstances, which we describe in "Description of Securities--Adjustment Events" and "Description of Securities--Reorganization Events".

HOW ARE THE STOCK REDEMPTION AMOUNTS AND KNOCK-IN LEVELS CALCULATED?

     The stock redemption amount for each Underlying Stock is equal to, for each $1,000 principal amount of the Securities, $1,000 divided by the initial price of that Underlying Stock. The value of any fractional shares of the stock redemption amount you are entitled to receive, after aggregating your total holdings of the Securities, will be paid in cash based on the determination price of the worst performing Underlying Stock.

     The knock-in level for each Underlying Stock is set at 20.00% of the initial price. Please refer to "The Underlying Stocks" for the knock-in level of each Underlying Stock.

     The initial prices and consequently the stock redemption amounts and knock-in levels are subject to adjustment for certain corporate events affecting the Underlying Stocks, which we describe in "Description of Securities--Adjustment Events" and "Description of Securities--Reorganization Events".

WHAT INTEREST PAYMENTS CAN I EXPECT ON THE SECURITIES?

     The Securities pay interest at a rate of 20.00% per annum. The interest rate is fixed at issue and is payable monthly in arrears. This means that irrespective of whether the Securities are redeemed at maturity for cash or the stock redemption amount of an Underlying Stock, you will be entitled to monthly interest payments on the full principal amount of the Securities you hold, payable in cash.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

     In this Pricing Supplement, we have provided under the heading "Hypothetical Maturity Scenarios of the Securities" examples of calculations of hypothetical payouts at maturity based on hypothetical initial prices, hypothetical closing prices and hypothetical determination prices.

     YOU SHOULD NOTE THOSE EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. WE WILL SET THE INITIAL PRICE AND THE KNOCK-IN LEVEL OF EACH UNDERLYING STOCK (SUBJECT TO ADJUSTMENT FOR CERTAIN CORPORATE EVENTS AFFECTING THAT UNDERLYING STOCK) ON THE DATE WE PRICE THE SECURITIES. IT IS NOT POSSIBLE, HOWEVER, TO PREDICT THE CLOSING PRICE OF ANY UNDERLYING STOCK ON ANY TRADING DAY OR THE CLOSING PRICE OF THAT UNDERLYING STOCK ON THE DETERMINATION DATE.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

     You are not guaranteed to receive any return of principal at maturity. IF THE CLOSING PRICE OF JUST ONE OF THE UNDERLYING STOCKS FALLS BELOW THE KNOCK-IN LEVEL FOR SUCH UNDERLYING STOCK ON ANY TRADING DAY DURING THE KNOCK-IN PERIOD, AND IF JUST ONE OF THE UNDERLYING STOCKS CLOSES BELOW ITS INITIAL PRICE ON THE DETERMINATION DATE, EVEN IF THESE TWO EVENTS DO NOT OCCUR WITH RESPECT TO THE SAME UNDERLYING STOCK, YOU WILL NOT RECOVER YOUR FULL PRINCIPAL. We will instead deliver to you shares of an Underlying Stock in an amount equal to the stock redemption amount of the WORST PERFORMING Underlying Stock. The market value of such Underlying Stock at the time you receive those shares will be less than the principal amount of the Securities and could be zero.

IS THERE A LIMIT TO HOW MUCH I CAN EARN OVER THE LIFE OF THE SECURITIES?

     Yes. The amount payable under the terms of the Securities will never exceed the principal amount of the Securities payable at maturity plus interest payments you earn over the life of the Securities.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING STOCKS OVER THE LIFE OF THE SECURITIES?

     No. The amount paid at maturity for each $1,000 principal amount of the Securities will not exceed $1,000 under any circumstances. As a result, if any of the Underlying Stocks has appreciated above its closing price level on the date we priced the Securities, the payment you will receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     Each Security has a principal amount of $1,000, subject to a minimum purchase of 10 Securities ($10,000).

IS THERE A SECONDARY MARKET FOR THE SECURITIES?

     We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be limited. You should be willing to hold your Securities until the maturity date.

     Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

     In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 4,532 offices and branches in 56 countries and territories as of year-end 2006. We are one of the largest banking groups in the world, with total consolidated assets of (euro)987.1 billion at December 31, 2006. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States. We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2006. We are listed on Euronext and the New York Stock Exchange. ABN AMRO Bank N.V. is rated AA- by Standard & Poor's and AA3 by Moody's.

     ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

     On April 23, 2007, ABN AMRO Holding N.V. and Barclays PLC ("Barclays") jointly announced that agreement has been reached on the combination of ABN AMRO Holding N.V. and Barclays. Separately, ABN AMRO Holding N.V. also announced the sale of ABN AMRO North America Holding Company, which principally consists of the retail and commercial banking activities of LaSalle Bank Corporation, to Bank of America for USD 21 billion in cash. Both transactions are scheduled to be completed late 2007 and are subject to regulatory approvals and other closing conditions.

WHERE CAN I FIND OUT MORE ABOUT THE UNDERLYING STOCKS?

     Because all of the Underlying Stocks are registered under the Securities Exchange Act of 1934, as amended, the issuers of such Underlying Stocks are all required to file periodically certain financial and other information specified by the Commission which is available to the public. You should read "The Underlying Stocks" in this Pricing Supplement to learn how to obtain public information regarding the Underlying Stocks and other important information. The historical high, low and closing prices of each Underlying Stock since 2003 are set forth under the heading "The Underlying Stocks" in this Pricing Supplement.

WHO WILL DETERMINE WHETHER THE CLOSING PRICE OF THE UNDERLYING STOCKS HAS FALLEN BELOW THE KNOCK-IN LEVEL, THE CLOSING PRICE OF THE UNDERLYING STOCKS ON THE DETERMINATION DATE, THE STOCK REDEMPTION AMOUNT AND THE INITIAL PRICE?

     We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for Wilmington Trust Company, the trustee for the Securities and Citibank, N.A., the securities administrator. As calculation agent, AAI will determine whether the closing price of each Underlying Stock has fallen below the applicable knock-in level, the closing price of each Underlying Stock on the determination date, and the stock redemption amount and the initial price for each such Underlying Stock. The calculation agent may adjust the initial price of any Underlying Stock and consequently the applicable stock redemption amount and applicable knock-in level, which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

o seek a higher interest rate than the current dividend yield on any of the Underlying Stocks or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating;

o are willing to accept the risk of owning equity in general and the Underlying Stocks in particular and the risk that they could lose their entire investment; and

o do not expect to participate in any appreciation in the price of any of the Underlying Stocks and are willing to hold the Securities until maturity.

     You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

     Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment or delivery required by the terms of the Securities.

o PRINCIPAL RISK. The Securities are not principal protected, which means there is no guaranteed return of principal. If the closing price of any one or more of the thirty Underlying Stocks on any trading day during the knock-in period is equal to or less than its respective knock-in level, and the closing price of any one or more of the thirty Underlying Stocks is less than its respective initial price on the determination date, we will deliver to you a number of shares equal to the stock redemption amount of the worst performing Underlying Stock. Those shares will have a market value less than the principal amount of the Securities you hold, which value may be zero.

o LIQUIDITY AND MARKET RISK. We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

     You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our ABN Notes(SM) program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our ABN Notes(SM) program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

     You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (54-20) 628-9393.

                                  RISK FACTORS

     This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THERE IS NO GUARANTEED RETURN OF PRINCIPAL

     The Securities combine limited features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity if the closing price of ANY ONE OR MORE of the Underlying Stocks has fallen below the knock-in level on the relevant exchange on any trading day during the knock-in period and, in addition, the closing price of ANY ONE OR MORE of the Underlying Stocks is below its respective initial price on the determination date. In such an event, for each $1,000 principal amount of Securities, we will deliver to you at maturity a number of shares equal to the stock redemption amount of the WORST PERFORMING Underlying Stock. We will determine which Underlying Stock is the worst performing in percentage terms, as described under "Description of Securities--Determination of Worst Performing Underlying Stock." Those shares will have a market value that is less than the principal amount of the Securities and that may be zero. You cannot predict the future performance of the Underlying Stocks based on their historical performances. ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF THE AMOUNT YOU INVEST IN THE SECURITIES.

THE SECURITIES WILL NOT PAY MORE THAN THE STATED PRINCIPAL AMOUNT AT MATURITY

     The amount paid at maturity of the Securities will never exceed the principal amount of the Securities. If the closing prices of all of the Underlying Stocks on the determination date are equal to or exceed their respective initial prices (regardless of whether any of the knock-in levels have been previously breached), you will not receive shares of the Underlying Stocks or any other asset equal to the value of the Underlying Stocks. As a result, if, on the determination date, each of the Underlying Stocks has appreciated above their respective initial prices, the payment you receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

YOU WILL LOSE MONEY EVEN IF THE KNOCK-IN LEVEL OF ONLY ONE UNDERLYING STOCK HAS BEEN BREACHED AND ONLY ONE UNDERLYING STOCK CLOSES BELOW ITS INITIAL PRICE ON THE DETERMINATION DATE

     At a time when the value of one or more of the Underlying Stock increases, the value of one or more of the other Underlying Stocks may decline in value. You will receive shares of the worst performing Underlying Stock at maturity if only one knock-in level for any Underlying Stock has been previously breached and the closing price of only one Underlying Stock (even if a different Underlying Stock) on the determination date is less than its initial price. Accordingly, any increase in the closing prices of the other Underlying Stocks (even if it is a substantial increase) will not offset the decline in value of any other Underlying Stock. Any shares of Underlying Stock you receive at maturity will have a market value of less than $1,000 per Security. As a result, YOU WILL LOSE ALL OR A PORTION OF YOUR INITIAL INVESTMENT IF, AFTER EVEN ONE KNOCK-IN LEVEL HAS BEEN BREACHED, ONLY ONE OF THE UNDERLYING STOCKS HAS A CLOSING PRICE BELOW ITS INITIAL PRICE ON THE DETERMINATION DATE.

     In addition, if, after a knock-in level has been breached, the closing price on the determination date of MORE THAN ONE Underlying Stock is below its respective initial price, we will deliver shares of Underlying Stock that had the WORST PERFORMANCE. This means that you will lose a greater portion of your initial investment corresponding to the Underlying Stock that performed the worst.

THE PAYMENT YOU RECEIVE ON THE SECURITIES MAY BE BASED ON AN UNDERLYING STOCK WHOSE CLOSING PRICE NEVER BREACHED ITS KNOCK-IN LEVEL

     If the knock-in level for any Underlying Stock has been breached, your payment at maturity will likely be determined by the worst performing Underlying Stock even if that Underlying Stock never breached its knock-in level. For example, assuming the knock-in level is 75%, if Underlying Stock A breaches its knock-in level during the life of the Securities and Underlying Stock A subsequently increases in value so that its final price on the determination date exceeds its initial price, your payment at maturity will not necessarily be based on the performance of Underlying Stock A. Instead, if the percentage decrease between the initial price and final price of Underlying Stock B is 20%, and each of the other 29 Underlying Stocks (including Underlying Stock A) have a final price that has appreciated in value from its respective initial price, your payment at maturity will be based on the performance of Underlying Stock B. Under these circumstances, you would receive shares of Underlying Stock B with a value equal to $800 for each $1,000 principal amount of the Securities even though Underlying Stock B did not breach its knock-in level at any time during the life of the Securities.

WE DO NOT INTEND TO LIST THE SECURITIES ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

     You should be willing to hold your Securities until the maturity date. We do not intend to list the Securities on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliate has informed us that it intends to purchase and sell the Securities from time to time in off-exchange transactions, but it is not required to do so. If our affiliate does make such a market in the Securities, it may stop doing so at any time. In addition, the total principal amount of the Securities being offered is not being purchased by investors in the offering, and one or more of our affiliates has agreed to purchase the unsold portion. Such affiliate or affiliates intend to hold the Securities for investment purposes, which may affect the supply of Securities available for secondary trading and therefore adversely affect the price of the Securities in any secondary trading. If a substantial portion of any Securities held by our affiliates were to be offered for sale following this offering, the market price could fall, especially if secondary trading in such Securities is limited or illiquid.

MARKET PRICE OF THE SECURITIES WILL BE INFLUENCED BY MANY UNPREDICTABLE FACTORS

     The value of the Securities may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to the holders of the Securities on the maturity date.

     Several factors, many of which are beyond our control, will influence the value of the Securities, including:

     o the closing price of the Underlying Stocks on the determination date and whether the closing prices of the Underlying Stocks have fallen below their respective knock-in levels;

     o the dividend rate on shares of any of the Underlying Stocks. While dividend payments on any shares of the Underlying Stocks, if any, are not paid to holders of the Securities, such payments may have an influence on the market price of the Underlying Stocks and therefore on the Securities;

     o    interest and yield rates in the market;

     o economic, financial, political and regulatory or judicial events that affect the stock markets generally and which may affect the market price of the Underlying Stocks and/or the Securities;

     o    the time remaining to the maturity of the Securities; and

     o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

     Some or all of these factors will influence the price that you will receive if you sell your Securities in the secondary market, if any, prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount if at the time of sale the market price of any of the Underlying Stocks is at, below or not sufficiently above its respective knock-in level. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices."

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the profit component included in the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

EVEN IF THE PRICES OF THE UNDERLYING STOCKS CHANGE, THE MARKET VALUE OF THE SECURITIES MAY NOT CHANGE IN THE SAME WAY.

     Owning the Securities is not the same as owning any of the Underlying Stocks. Accordingly, the market value of the Securities may not have a direct relationship with the market price of one or more of the Underlying Stocks and changes in the market price of one or more of the Underlying Stocks may not result in a comparable change in the market value of the Securities. The market value of the Securities may not increase even if the price of one or more of the Underlying Stocks increases above their respective initial prices. It is also possible for the prices of the Underlying Stocks to increase while the market value of the Securities declines.

     If, prior to any of the Underlying Stocks breaching their knock-in level, any of the Underlying Stocks trades at closing prices that are less than its respective initial price by an amount that is close to its knock-in level, we expect the market value of the Securities to decline to reflect, among a number of factors, that your payment at maturity will most likely be less than the principal amount of your Securities.

ONE OR MORE OF THE UNDERLYING STOCKS MAY BE REMOVED FROM THE DOW JONES INDUSTRIAL AVERAGE(SM)

     At the discretion of Dow Jones & Company, Inc. ("Dow Jones"), which calculates, maintains and publishes the Dow Jones Industrial Average(SM), one or more of the Underlying Stocks may be removed from the Dow Jones Industrial Average(SM) at any time. If an Underlying Stock is removed from the Dow Jones Industrial Average(SM) or replaced with a different common stock by Dow Jones, we will not remove such Underlying Stock or substitute a replacement common stock for such Underlying Stock to reflect such a change in the composition of the Dow Jones Industrial Average(SM). The Underlying Stocks listed in this Pricing Supplement will remain Underlying Stocks unless replaced pursuant to the terms of this Pricing Supplement. See "Description of Securities" for more information.

     A removal of one or more of the Underlying Stocks from the Dow Jones Industrial Average(SM) may have an adverse effect on the closing price of such Underlying Stock. Such a removal may also cause the closing price of such Underlying Stock to decline, as compared to such Underlying Stock's initial price, so as to breach its knock-in level for the first time.

POTENTIAL CONFLICTS OF INTEREST; NO SECURITY INTEREST IN ANY OF THE UNDERLYING STOCKS HELD BY US

     We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in the Underlying Stocks. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Stocks, options contracts on the Underlying Stocks listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Such hedging is carried out in a manner designed to minimize any impact on the prices of the Underlying Stocks. Our purchase activity, however, could potentially have increased the initial price of one or more of the Underlying Stocks, and therefore inadvertently increased the prices below which we would be required to deliver shares of the worst performing Underlying Stock to you at maturity.

     Through our affiliates, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling one or more of the Underlying Stocks, options contracts on the Underlying Stocks listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engage in or may engage in has had or will have a material impact on the price of one or more of the Underlying Stocks, we cannot give any assurance that we have not or will not affect such price as a result of our hedging or trading activities and it is possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline. We or one or more of our affiliates may also engage in trading one or more of the Underlying Stocks and other investments relating to the Underlying Stocks on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of one or more of the Underlying Stocks and, therefore, the value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of one or more of the Underlying Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely effect the value of the Securities. It is also possible that any advisory services that we or our affiliates provide in the course of any business with General Electric Company, Citigroup and Hewlett-Packard Company or their affiliates could lead to actions on the part of the issuer of the stock which might adversely affect the value of one or more of the Underlying Stocks.

     The indenture governing the Securities does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Stocks acquired by us or our affiliates. Neither we nor Holding nor any of our affiliates will pledge or otherwise hold the Underlying Stocks for the benefit of holders of the Securities in order to enable the holders to exchange their Securities for an Underlying Stock under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any Underlying Stocks that we or Holding own will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities.

NO SHAREHOLDER RIGHTS IN THE UNDERLYING STOCKS

     Investing in the Securities is not equivalent to investing in the Underlying Stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Underlying Stocks would have.

WE HAVE NO AFFILIATION WITH THE ISSUERS OF THE UNDERLYING STOCKS

     The issuers of the Underlying Stocks are not affiliates of ours and are not involved in any of this offering of Securities. Consequently, we have no control of the actions of the issuers of the Underlying Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Underlying Stocks have no obligation to consider your interests as an investor in the Securities in taking any corporate actions that might affect the value of your Securities. None of the money you pay for the Securities will go to the issuers of the Underlying Stocks.

     We or our subsidiaries may currently or from time to time engage in business with any of the issuers of the Underlying Stocks, including extending loans to, or making equity investments in, or providing investment advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our subsidiaries may acquire non-public information about the issuers of the Underlying Stocks or the Underlying Stocks, and we will not disclose any such information to you.

     In addition, as we are not affiliated with the issuers of the Underlying Stocks, we do not assume any responsibility for the adequacy of the information about the Underlying Stocks or their issuers contained in this Pricing Supplement. We are not responsible for such issuers' public disclosure of information on themselves or the Underlying Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the Securities, you should make your own investigation into the Underlying Stocks.

LIMITED ANTIDILUTION PROTECTION

     AAI, as calculation agent, will adjust the initial prices and consequently the stock redemption amount and knock-in level of each Underlying Stock for certain events affecting the Underlying Stocks, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the Underlying Stocks. For example, the calculation agent is not required to make any adjustments if any of the issuers of the Underlying Stocks makes a partial tender or partial exchange offer for its shares. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT PAYABLE AT MATURITY, THE MARKET PRICE OF THE SECURITIES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates have agreed to purchase for investment the portion of the Securities that has not been purchased by investors in this offering, which initially they intend to hold for investment purposes. As a result, upon completion of this offering, our affiliates may own a substantial portion of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

POTENTIAL CONFLICTS OF INTEREST BETWEEN HOLDERS OF SECURITIES AND THE CALCULATION AGENT

     As calculation agent, AAI will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the Underlying Stocks, as well as in other instruments related to the Underlying Stocks. AAI and some of our other affiliates also trade the Underlying Stocks on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the Underlying Stocks and, accordingly, could effect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

     In addition, if certain reorganization events occur as defined under "Description of Securities--Adjustment Events" or "Description of Securities -- Reorganization Events," the calculation agent may adjust the initial price and consequently the knock-in level and stock redemption amounts to reflect the new securities issued in such reorganization event. There can be no assurance that a reorganization event will not occur or that a reorganization event will not adversely affect the value of the Securities.

     Moreover, the issue price of the Securities includes the agents' commissions and certain costs of hedging our obligations under the Securities. Our affiliates through which we hedge our obligations under the Securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

TAX TREATMENT

     You should also consider the tax consequences of investing in the Securities. Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the tax treatment of the Securities, and the IRS, the Dutch authorities or a court may not agree with the tax treatment described in the accompanying Prospectus Supplement. Please read carefully the sections entitled "Taxation" in this Pricing Supplement, and the accompanying prospectus supplement. You should consult your tax advisor about your own situation.

                HYPOTHETICAL MATURITY SCENARIOS OF THE SECURITIES

     The following table illustrates hypothetical payments at maturity on a $1,000 investment in the Securities, based on a range of hypothetical final prices for the worst performing Underlying Stock and assuming that the closing price of each Underlying Stock did not breach its respective knock-in level on any day during the knock-in period, except as indicated in the column titled "Hypothetical lowest closing price of the common stock of Citigroup Inc. during the knock-in period." THE FOLLOWING TABLE ASSUMES THAT THE WORST PERFORMING UNDERLYING STOCK WILL BE THE COMMON STOCK OF CITIGROUP INC. AND THAT THE COMMON STOCK OF CITIGROUP INC. WILL BE THE WORST PERFORMING UNDERLYING STOCK AT ALL TIMES DURING THE TERM OF THE SECURITIES. WE MAKE NO REPRESENTATION OR WARRANTY AS TO WHICH OF THE UNDERLYING STOCKS WILL BE THE WORST PERFORMING UNDERLYING STOCK FOR THE PURPOSES OF CALCULATING YOUR ACTUAL PAYMENT AT maturity. In addition, you may receive shares of an Underlying Stock at maturity that never breached its respective knock-in level during the knock-in period. Please read "The Payment You Receive on the Securities May Be Based on an Underlying Stock Whose Closing Price Never Breached its Knock-In Level" in the section "Risk Factors".

     We cannot predict the closing prices of any of the Underlying Stocks during the knock-in period, nor can we predict the determination prices of any of the Underlying Stocks on the determination date. THE EXAMPLES BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT, IN ANY WAY, INDICATIVE OF THE ACTUAL OR EXPECTED PERFORMANCE OF ANY OF THE UNDERLYING STOCKS OR THE SECURITIES.

For this table of hypothetical payments at maturity, we have also assumed the following:

     o    Hypothetical initial price of Citigroup Inc.: $52.99
     o    Hypothetical stock redemption amount of Citigroup Inc.: 18.871
     o Hypothetical knock-in level: 75% of the initial price of the relevant Underlying Stock
     o Hypothetical knock-in level of Citigroup Inc.: $39.74 (or 75% of the initial price of Citigroup Inc.)
     o    Hypothetical interest rate of the Securities: 20% per annum

----------------------------- --------------------------- ----------------------------- -----------------------------
HYPOTHETICAL LOWEST CLOSING     HYPOTHETICAL FINAL PRICE
PRICE OF THE COMMON STOCK OF     OF THE WORST PERFORMING                                  HYPOTHETICAL TOTAL VALUE
 CITIGROUP INC. DURING THE          UNDERLYING STOCK          HYPOTHETICAL PAYMENT AT      OF PAYMENT RECEIVED AT
      KNOCK-IN PERIOD               (CITIGROUP INC.)                 MATURITY*                    MATURITY*
----------------------------- --------------------------- ----------------------------- -----------------------------
            $52.99                       $75.00                      $1,000.00                    $1,000.00
----------------------------- --------------------------- ----------------------------- -----------------------------
            $52.99                       $60.00                      $1,000.00                    $1,000.00
----------------------------- --------------------------- ----------------------------- -----------------------------
            $45.00                       $43.18                      $1,000.00                    $1,000.00
----------------------------- --------------------------- ----------------------------- -----------------------------
            $40.00                       $41.50                      $1,000.00                    $1,000.00
----------------------------- --------------------------- ----------------------------- -----------------------------
            $35.00                       $53.00                      $1,000.00                    $1,000.00
----------------------------- --------------------------- ----------------------------- -----------------------------
            $35.00                       $40.00             18.871 shares of Citigroup            $  754.84
                                                                 Inc. common stock
----------------------------- --------------------------- ----------------------------- -----------------------------
            $35.00                       $30.00             18.871 shares of Citigroup
                                                                 Inc. common stock                $  566.13
----------------------------- --------------------------- ----------------------------- -----------------------------
            $25.00                       $25.00             18.871 shares of Citigroup
                                                                 Inc. common stock                $  471.78
----------------------------- --------------------------- ----------------------------- -----------------------------
            $ 0.00                       $ 0.00             18.871 shares of Citigroup
                                                                 Inc. common stock                $    0.00
----------------------------- --------------------------- ----------------------------- -----------------------------

* Note that you will receive at maturity, in addition to either shares of the worst performing Underlying Stock or the principal amount of your Securities in cash, any accrued and unpaid interest in cash. Also note that if you receive the stock redemption amount, you will receive the value of any fractional shares in cash. In this hypothetical example, the stock redemption amount for Citigroup Inc. is 18.871 shares for each $1,000 principal amount of the Securities. If you receive this stock redemption amount at maturity and you hold $1,000 of the Securities, you will receive 18 shares of common stock of Citigroup Inc. and the value of 0.871 shares in cash.

     The following hypothetical examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

     EXAMPLE 1: During the knock-in period, none of the Underlying Stocks breach their respective knock-in level. Therefore, you will receive a payment at maturity of $1,000 per $1,000 principal amount of Securities.

     EXAMPLE 2: During the knock-in period, Citigroup Inc. was the first Underlying Stock to breach its knock-in level (i.e. it closed below $39.74 during the knock-in period). On the determination date, Citigroup Inc., still the worst performing Underlying Stock, recovers to a final price of $53.00. Because the final price of the worst performing Underlying Stock is above its initial price, you will receive $1,000 per $1,000 principal amount of Securities at maturity even though at least one of the Underlying Stocks breached its knock-in level.

     EXAMPLE 3: During the knock-in period, Citigroup Inc. was the first Underlying Stock to breach its knock-in level. On the determination date, Citigroup Inc., still the worst performing Underlying Stock, recovers to a final price of $40.00. Because at least one of the Underlying Stocks breached its respective knock-in level, and because the final price of the worst performing Underlying Stock is less than its initial price, you will receive the stock redemption amount of the worst performing Underlying Stock. The total value of the stock redemption amount is $754.84 because each of the 18 shares is worth $40.00 (18 x $40.00 = $720.00) and you will receive the value of the fractional shares in cash (0.871 x $40 = $34.84).

     EXAMPLE 4: During the knock-in period, Citigroup Inc. was the first Underlying Stock to breach its knock-in level. On the determination date, Citigroup Inc., still the worst performing Underlying Stock, declines further to a final price of $25.00. Because at least one of the Underlying Stocks had breached its respective knock-in level, and because the final price of the worst performing Underlying Stock is less than its initial price, you will receive the stock redemption amount of the worst performing Underlying Stock. The total value of the stock redemption amount is $471.78 because each of the 18 shares is worth $25.00 (18 x $25.00 = $450.00) and you will receive the value of the fractional shares in cash (0.871 x $25 = $21.78).

     Regardless of the performance of the worst performing Underlying Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount of Securities, in the aggregate amount of approximately $200.00 over the term of the Securities. You would have received
18.871 shares of Citigroup Inc. common stock at maturity, assuming that the Citigroup Inc. common stock was the worst performing Underlying Stock and provided the Citigroup Inc. common stock's final price declined from its initial price and the closing price of at least one Underlying Stock declined by more than 30%, as compared to its initial price on at least one day during the knock-in period. In addition, you would receive the value of the fractional shares in cash. The actual number of shares of each Underlying Stock you would receive at maturity (if it were the worst performing Underlying Stock and at least one of the Underlying Stocks breached its respective knock-in level during the knock-in period) and the actual knock-in level may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend on the closing price of each Underlying Stock on the pricing date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel: 202-551-8090), and at the SEC's regional offices at Northeast Regional Office, 3 World Financial Center, Room 4300, New York, NY 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference all subsequent Annual Reports on Form 20-F filed by Holding and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement Nos. 333-137691 or 333-137691-02, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                              THE UNDERLYING STOCKS

PUBLIC INFORMATION

     The Underlying Stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel:
202-551-8090), and at the Commission's regional offices at Northeast Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by the Underlying Stocks issuers pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

     In addition, information regarding the Underlying Stocks issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING STOCKS OR OTHER SECURITIES OF THE UNDERLYING STOCKS ISSUERS. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING THE UNDERLYING STOCKS ISSUERS FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR HOLDING NOR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE UNDERLYING STOCKS ISSUERS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE UNDERLYING STOCKS ISSUERS ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING STOCKS (AND THEREFORE THE APPLICABLE INITIAL PRICE AND THE APPLICABLE KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING THE UNDERLYING STOCKS ISSUERS COULD AFFECT THE VALUE YOU WILL RECEIVE ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT THE UNDERLYING STOCKS ISSUERS AFTER THE DATE OF THIS PRICING SUPPLEMENT.

     NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF THE UNDERLYING STOCKS.

     We and/or our affiliates may presently or from time to time engage in business with the Underlying Stock issuers, including extending loans to, or making equity investments in, or providing advisory services to the Underlying Stocks issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Underlying Stocks issuers and, in addition, one or more of our affiliates may publish research reports with respect to the Underlying Stocks issuers. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE UNDERLYING STOCKS ISSUERS AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE UNDERLYING STOCKS.

     Neither we nor Holding make any representation as to the amount of dividends, if any, that any of the Underlying Stock issuers will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on any of the Underlying Stocks.

INITIAL PRICES, KNOCK-IN LEVELS AND STOCK REDEMPTION AMOUNTS

     The Underlying Stocks are the components of the Dow Jones Industrial Average(SM) as of the pricing date. The table below sets forth the 30 issuers of the Underlying Stocks, as well as the ticker symbol for each Underlying Stock and the U.S. exchange on which each Underlying Stock is listed. The Underlying Stocks will not be modified for changes in the composition of the Dow Jones Industrial Average(SM) during the term of the Securities, but may be modified in the case of certain corporate events. See "Description of Securities--Reorganization Events".

------------- ----------------------------------------------- ------------ ---------- ----------- --------------
   TICKER                         ISSUER                       EXCHANGE    INITIAL    KNOCK-IN        STOCK
   SYMBOL                                                                    PRICE      LEVEL      REDEMPTION
                                                                                                     AMOUNT
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     AA       Alcoa Inc.                                         NYSE       $39.04      $29.28       25.615
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    AIG       American International Group, Inc.                 NYSE       $72.46      $54.35       13.801
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    AXP       American Express Company                           NYSE       $63.98      $47.99       15.630
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     BA       The Boeing Company                                 NYSE       $95.34      $71.51       10.489
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     C        Citigroup Inc.                                     NYSE       $54.91      $41.18       18.212
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    CAT       Caterpillar Inc.                                   NYSE       $75.95      $56.96       13.167
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     DD       E. I. du Pont de Nemours and Company               NYSE       $51.50      $38.63       19.417
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    DIS       The Walt Disney Company                            NYSE       $36.01      $27.01       27.770
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     GE       General Electric Company                           NYSE       $36.83      $27.62       27.152
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     GM       General Motors Corporation                         NYSE       $31.74      $23.81       31.506
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     HD       The Home Depot, Inc.                               NYSE       $38.37      $28.78       26.062
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    HON       Honeywell International Inc.                       NYSE       $58.14      $43.61       17.200
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    HPQ       Hewlett-Packard Company                            NYSE       $45.21      $33.91       22.119
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    IBM       International Business Machines Corporation        NYSE       $105.87     $79.40        9.446
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    INTC      Intel Corporation                                 NASDAQ      $22.18      $16.46       45.086
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    JNJ       Johnson & Johnson                                  NYSE       $63.05      $47.29       15.860
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    JPM       JPMorgan Chase & Co.                               NYSE       $52.98      $39.74       18.875
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     KO       The Coca-Cola Company                              NYSE       $52.74      $39.56       18.961
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    MCD       McDonald's Corporation                             NYSE       $51.97      $38.98       19.242
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    MMM       3M Corporation                                     NYSE       $86.01      $64.51       11.627
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     MO       Altria Group, Inc.                                 NYSE       $69.99      $52.49       14.288
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    MRK       Merck & Co., Inc.                                  NYSE       $52.69      $39.52       18.979
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    MSFT      Microsoft Corporation                             NASDAQ      $31.07      $23.30       32.185
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    PFE       Pfizer Inc.                                        NYSE       $27.32      $20.49       36.603
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     PG       The Procter & Gamble Company                       NYSE       $63.32      $47.49       15.793
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     T        AT&T Corp.                                         NYSE       $41.14      $30.86       24.307
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    UTX       United Technologies Corporation                    NYSE       $68.48      $51.36       14.603
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
     VZ       Verizon Communications Inc.                        NYSE       $42.74      $32.06       23.397
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    WMT       Wal-Mart Stores, Inc.                              NYSE       $47.18      $35.39       21.195
------------- ----------------------------------------------- ------------ ---------- ----------- --------------
    XOM       Exxon Mobil Corporation                            NYSE       $81.45      $61.09       12.277
------------- ----------------------------------------------- ------------ ---------- ----------- --------------

(C) Dow Jones & Company, Inc. 2006.  All rights reserved.

THE DOW JONES INDUSTRIAL AVERAGE(SM)

     All disclosures contained in this pricing supplement regarding the Dow Jones Industrial Average(SM), including, without limitation, its make-up, are derived from publicly available information prepared by Dow Jones & Company, Inc. ("Dow Jones"). We do not take any responsibility for the accuracy or completeness of such information.

     Dow Jones and ABN AMRO Bank N.V. have entered into a non-exclusive license agreement providing for the sub-license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones Industrial Average(SM), which is owned and published by Dow Jones, in connection with certain securities.

     The Securities are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. Dow Jones' only relationship to ABN AMRO Bank N.V. is in the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones Industrial Average(SM) which is determined, composed and calculated by Dow Jones without regard to ABN AMRO Bank N.V. or the Securities. Dow Jones has no obligation to take the needs of ABN AMRO Bank N.V. or the owners of the Securities into consideration in determining, composing or calculating the Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Securities.

     DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ABN AMRO BANK N.V., OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND ABN AMRO BANK N.V.

HISTORICAL INFORMATION

     The following tables set forth the published quarterly high and low closing prices, as well as the quarter-end closing prices, of each of the Underlying Stocks since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF ANY OF THE UNDERLYING STOCKS AS AN INDICATION OF FUTURE PERFORMANCE. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF ANY OF THE UNDERLYING STOCKS WILL NOT DECREASE SO THAT YOU WILL RECEIVE A RETURN OF YOUR PRINCIPAL AT MATURITY.

ALCOA INC. ("ALCOA")

According to its publicly available filings with the SEC, Alcoa is the world's leading producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. The common stock, $1.00 par value per share, of Alcoa is listed on the New York Stock Exchange. Alcoa's SEC file number is 001-03610.

HISTORICAL INFORMATION OF THE COMMON STOCK OF ALCOA

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Alcoa from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $24.75      $18.45       $19.38
  Second Quarter............................    $27.22      $18.86       $25.50
  Third Quarter.............................    $29.50      $24.00       $26.16
  Fourth Quarter............................    $38.92      $26.27       $38.00
2004
  First Quarter.............................    $39.44      $32.60       $34.69
  Second Quarter............................    $36.60      $28.51       $33.03
  Third Quarter.............................    $33.70      $29.44       $33.59
  Fourth Quarter............................    $34.99      $30.63       $31.42
2005
  First Quarter.............................    $32.29      $28.01       $30.39
  Second Quarter............................    $31.80      $25.91       $26.13
  Third Quarter.............................    $29.98      $23.81       $24.42
  Fourth Quarter ...........................    $29.84      $22.28       $29.57
2006
  First Quarter.............................    $32.20      $28.39       $30.56
  Second Quarter............................    $36.96      $28.55       $32.36
  Third Quarter ............................    $34.00      $26.60       $28.04
  Fourth Quarter............................    $31.33      $26.39       $30.01
2007
   First Quarter ...........................    $36.05      $28.09       $33.90
   Second Quarter (through May 16, 2007) ...    $39.90      $33.63       $39.04

AMERICAN INTERNATIONAL GROUP, INC. ("AIG")

According to its publicly available filings with the SEC, AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The common stock, $2.50 par value per share, of AIG is listed on the New York Stock Exchange. AIG's SEC file number is 001-08787.

HISTORICAL INFORMATION OF THE COMMON STOCK OF AIG

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of AIG from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $63.50      $42.92       $49.45
  Second Quarter............................    $60.50      $49.46       $55.18
  Third Quarter.............................    $65.10      $54.20       $57.70
  Fourth Quarter............................    $66.35      $56.16       $66.28
2004
  First Quarter.............................    $75.66      $66.40       $71.35
  Second Quarter............................    $77.36      $68.73       $71.28
  Third Quarter.............................    $72.98      $66.00       $67.99
  Fourth Quarter............................    $68.90      $54.30       $65.67
2005
  First Quarter.............................    $73.45      $54.30       $55.41
  Second Quarter............................    $58.90      $50.00       $58.10
  Third Quarter.............................    $63.50      $58.05       $61.96
  Fourth Quarter ...........................    $69.40      $60.94       $68.23
2006
  First Quarter.............................    $71.04      $64.69       $66.09
  Second Quarter............................    $66.70      $58.55       $59.05
  Third Quarter ............................    $66.80      $57.52       $66.26
  Fourth Quarter............................    $72.97      $65.84       $71.66
2007
   First Quarter ...........................    $72.45      $65.38       $67.22
   Second Quarter (through May 16, 2007) ...    $72.97      $66.15       $72.46

AMERICAN EXPRESS COMPANY ("AMERICAN EXPRESS")

According to its publicly available filings with the SEC, American Express is a leading global payments, network and travel company that offers its products and services throughout the world. The common stock, $0.20 par value per share of American Express is listed on the New York Stock Exchange. American Express's SEC file number is 001-07657.

HISTORICAL INFORMATION OF THE COMMON STOCK OF AMERICAN EXPRESS

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of American Express from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $34.09      $27.05       $29.09
  Second Quarter............................    $39.25      $28.76       $36.60
  Third Quarter.............................    $41.54      $35.92       $39.44
  Fourth Quarter............................    $42.99      $38.10       $42.22
2004
  First Quarter.............................    $48.14      $41.52       $45.39
  Second Quarter............................    $46.24      $41.42       $44.98
  Third Quarter.............................    $45.32      $41.75       $45.05
  Fourth Quarter............................    $49.94      $44.52       $49.34
2005
  First Quarter.............................    $50.80      $43.78       $44.97
  Second Quarter............................    $48.76      $43.34       $46.59
  Third Quarter.............................    $52.08      $45.78       $50.28
  Fourth Quarter ...........................    $53.06      $46.59       $51.46
2006
  First Quarter.............................    $55.00      $51.05       $52.55
  Second Quarter............................    $54.91      $50.92       $53.22
  Third Quarter ............................    $56.19      $49.73       $56.08
  Fourth Quarter............................    $62.50      $55.00       $60.67
2007
   First Quarter ...........................    $61.90      $53.91       $56.40
   Second Quarter (through May 16, 2007) ...    $64.00      $55.34       $63.98

THE BOEING COMPANY ("BOEING")

According to its publicly available filings with the SEC, Boeing is one of the world's major aerospace firms. The common stock, $5.00 par value per share, of Boeing is listed on the New York Stock Exchange. Boeing's SEC file number is 001-00442.

HISTORICAL INFORMATION OF THE COMMON STOCK OF BOEING

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Boeing from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $34.59      $24.73       $25.06
  Second Quarter............................    $37.36      $25.20       $34.32
  Third Quarter.............................    $38.90      $31.00       $34.33
  Fourth Quarter............................    $43.37      $34.40       $42.14
2004
  First Quarter.............................    $45.10      $38.04       $41.07
  Second Quarter............................    $51.49      $40.31       $51.09
  Third Quarter.............................    $55.24      $46.40       $51.62
  Fourth Quarter............................    $55.48      $48.10       $51.77
2005
  First Quarter.............................    $58.94      $49.52       $58.46
  Second Quarter............................    $66.85      $56.22       $66.00
  Third Quarter.............................    $68.38      $62.01       $67.95
  Fourth Quarter ...........................    $72.40      $63.70       $70.24
2006
  First Quarter.............................    $79.50      $65.90       $77.93
  Second Quarter............................    $89.58      $76.40       $81.91
  Third Quarter ............................    $84.06      $72.13       $78.85
  Fourth Quarter............................    $92.05      $77.77       $88.84
2007
   First Quarter ...........................    $92.24      $84.60       $88.91
   Second Quarter (through May 16, 2007) ...    $95.47      $88.08       $95.34

CITIGROUP INC. ("CITIGROUP")

According to its publicly available filings with the SEC, Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The common stock, $0.01 par value per share, of Citigroup is listed on the New York Stock Exchange. Citigroup's SEC file number is 1-9924.

HISTORICAL INFORMATION OF THE COMMON STOCK OF CITIGROUP

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Citigroup from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $38.12      $30.25       $34.45
  Second Quarter............................    $45.72      $34.56       $42.80
  Third Quarter.............................    $47.95      $42.35       $45.51
  Fourth Quarter............................    $49.13      $45.10       $48.54
2004
  First Quarter.............................    $52.04      $47.99       $51.70
  Second Quarter............................    $52.84      $44.83       $46.50
  Third Quarter.............................    $47.45      $43.00       $44.12
  Fourth Quarter............................    $49.06      $42.11       $48.18
2005
  First Quarter.............................    $49.99      $44.05       $44.94
  Second Quarter............................    $48.14      $43.80       $46.23
  Third Quarter.............................    $46.81      $42.91       $45.52
  Fourth Quarter ...........................    $49.76      $44.00       $48.53
2006
  First Quarter.............................    $49.33      $44.85       $47.23
  Second Quarter............................    $50.71      $47.17       $48.24
  Third Quarter ............................    $50.35      $46.22       $49.67
  Fourth Quarter............................    $56.66      $48.83       $55.70
2007
   First Quarter ...........................    $56.28      $48.05       $51.34
   Second Quarter (through May 16, 2007) ...    $55.04      $50.41       $54.91

CATERPILLAR INC. ("CATERPILLAR")
According to its publicly available filings with the SEC, Caterpillar manufactures, sells and services construction and mining equipment, diesel and natural gas engines and industrial gas turbines and provides related financial services. The common stock, $1.00 par value per share, of Caterpillar is listed on the New York Stock Exchange. Caterpillar's SEC file number is 001- 00768.

HISTORICAL INFORMATION OF THE COMMON STOCK OF CATERPILLAR

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Caterpillar from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $26.65      $20.62       $24.60
  Second Quarter............................    $29.13      $24.49       $27.83
  Third Quarter.............................    $36.99      $26.55       $34.42
  Fourth Quarter............................    $42.48      $34.45       $41.51
2004
  First Quarter.............................    $42.85      $36.26       $39.54
  Second Quarter............................    $42.38      $36.01       $39.72
  Third Quarter.............................    $40.65      $34.25       $40.23
  Fourth Quarter............................    $49.36      $38.38       $48.76
2005
  First Quarter.............................    $49.98      $43.20       $45.72
  Second Quarter............................    $51.49      $41.31       $47.66
  Third Quarter.............................    $59.88      $47.43       $58.75
  Fourth Quarter ...........................    $59.84      $48.25       $57.77
2006
  First Quarter.............................    $77.21      $57.05       $71.81
  Second Quarter............................    $82.03      $64.41       $74.48
  Third Quarter ............................    $75.43      $62.09       $65.80
  Fourth Quarter............................    $70.92      $58.82       $61.33
2007
   First Quarter ...........................    $68.43      $57.98       $67.03
   Second Quarter (through May 16, 2007) ...    $76.84      $65.87       $75.95

E.I. DU PONT DE NEMOURS AND COMPANY ("DUPONT")

According to its publicly available filings with the SEC, DuPont is a world leader in science and technology in a range of disciplines, including biotechnology, electronics, materials science, safety and security, and synthetic fibers. The common stock, $0.30 par value per share, of DuPont is listed on the New York Stock Exchange. DuPont's SEC file number is 001-00815.

HISTORICAL INFORMATION OF THE COMMON STOCK OF DUPONT

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of DuPont from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $45.00      $34.71       $38.86
  Second Quarter............................    $44.88      $38.56       $41.64
  Third Quarter.............................    $45.55      $39.55       $40.01
  Fourth Quarter............................    $46.00      $38.60       $45.89
2004
  First Quarter.............................    $46.25      $40.45       $42.22
  Second Quarter............................    $45.20      $40.84       $44.42
  Third Quarter.............................    $44.78      $39.88       $42.80
  Fourth Quarter............................    $49.39      $40.98       $49.05
2005
  First Quarter.............................    $54.90      $45.74       $51.24
  Second Quarter............................    $51.88      $42.76       $43.01
  Third Quarter.............................    $44.75      $37.87       $39.17
  Fourth Quarter ...........................    $43.81      $37.60       $42.50
2006
  First Quarter.............................    $43.50      $38.52       $42.21
  Second Quarter............................    $45.75      $39.53       $41.60
  Third Quarter ............................    $43.49      $38.82       $42.84
  Fourth Quarter............................    $49.68      $42.48       $48.71
2007
   First Quarter ...........................    $53.67      $47.58       $49.43
   Second Quarter (through May 16, 2007) ...    $51.90      $48.44       $51.50

THE WALT DISNEY COMPANY ("DISNEY")

According to its publicly available filings with the SEC, Disney is a diversified worldwide entertainment company with operations in four business segments: Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products. The common stock, $0.01 par value per share, of Disney is listed on the New York Stock Exchange. Disney's SEC file number is 001-11605.

HISTORICAL INFORMATION OF THE COMMON STOCK OF DISNEY

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Disney from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $18.74      $14.84       $17.02
  Second Quarter............................    $21.55      $16.92       $19.75
  Third Quarter.............................    $23.80      $19.40       $20.17
  Fourth Quarter............................    $23.76      $20.36       $23.33
2004
  First Quarter.............................    $28.41      $22.90       $24.99
  Second Quarter............................    $26.65      $21.39       $25.49
  Third Quarter.............................    $25.50      $20.88       $22.55
  Fourth Quarter............................    $28.03      $22.51       $27.80
2005
  First Quarter.............................    $29.99      $27.05       $28.73
  Second Quarter............................    $29.00      $25.12       $25.18
  Third Quarter.............................    $26.50      $22.90       $24.13
  Fourth Quarter ...........................    $26.19      $22.89       $23.97
2006
  First Quarter.............................    $28.85      $23.77       $27.89
  Second Quarter............................    $31.03      $26.75       $30.00
  Third Quarter ............................    $31.46      $28.15       $30.91
  Fourth Quarter............................    $34.89      $30.40       $34.27
2007
   First Quarter ...........................    $36.09      $32.65       $34.43
   Second Quarter (through May 16, 2007) ...    $36.57      $34.04       $36.01

GENERAL ELECTRIC COMPANY ("GE")

According to its publicly available filings with the SEC, GE is engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. The common stock of GE, $0.06 par value per share, is listed on the New York Stock Exchange. GE's SEC file number is 001-00035.

HISTORICAL INFORMATION OF THE COMMON STOCK OF GE

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of GE from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $28.00      $21.30       $25.50
  Second Quarter............................    $31.66      $25.50       $28.68
  Third Quarter.............................    $32.42      $26.90       $29.81
  Fourth Quarter............................    $31.30      $27.37       $30.98
2004
  First Quarter.............................    $34.57      $28.88       $30.52
  Second Quarter............................    $33.49      $29.55       $32.40
  Third Quarter.............................    $34.53      $31.42       $33.58
  Fourth Quarter............................    $37.75      $32.65       $36.50
2005
  First Quarter.............................    $36.89      $34.95       $36.06
  Second Quarter............................    $37.34      $34.15       $34.65
  Third Quarter.............................    $35.78      $32.85       $33.67
  Fourth Quarter ...........................    $36.34      $32.67       $35.05
2006
  First Quarter.............................    $35.63      $32.21       $34.78
  Second Quarter............................    $35.24      $32.78       $32.96
  Third Quarter ............................    $35.65      $32.06       $35.30
  Fourth Quarter............................    $38.49      $34.62       $37.21
2007
   First Quarter ...........................    $38.28      $33.90       $35.36
   Second Quarter (through May 16, 2007) ...    $37.56      $34.55       $36.83

GENERAL MOTORS CORPORATION ("GM")

According to its publicly available filings with the SEC, GM is primarily engaged in automotive production and marketing, and financing and insurance operations. The common stock of GM, $1? par value per share, is listed on the New York Stock Exchange. GM's SEC file number is 001-00143.

HISTORICAL INFORMATION OF THE COMMON STOCK OF GM

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of GM from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $41.12      $29.75       $33.62
  Second Quarter............................    $39.50      $32.84       $36.00
  Third Quarter.............................    $43.23      $35.00       $40.93
  Fourth Quarter............................    $54.39      $40.04       $53.40
2004
  First Quarter.............................    $55.55      $44.72       $47.10
  Second Quarter............................    $50.04      $42.88       $46.59
  Third Quarter.............................    $46.93      $40.53       $42.48
  Fourth Quarter............................    $43.29      $36.90       $40.06
2005
  First Quarter.............................    $40.80      $27.98       $29.39
  Second Quarter............................    $36.65      $24.67       $34.00
  Third Quarter.............................    $37.70      $30.21       $30.61
  Fourth Quarter ...........................    $31.50      $18.33       $19.42
2006
  First Quarter.............................    $24.60      $18.47       $21.27
  Second Quarter............................    $30.56      $19.00       $29.79
  Third Quarter ............................    $33.64      $27.12       $33.26
  Fourth Quarter............................    $36.56      $28.49       $30.72
2007
   First Quarter ...........................    $37.24      $28.81       $30.64
   Second Quarter (through May 16, 2007) ...    $32.83      $28.86       $31.74

THE HOME DEPOT, INC. ("HOME DEPOT")

According to its publicly available filings with the SEC, Home Depot is a home improvement retailer that sells a wide variety of building materials and home improvement, lawn and garden products and provides a number of related services. The common stock of Home Depot, $0.05 par value per share, is listed on the New York Stock Exchange. Home Depot's SEC file number is 001-08207.

HISTORICAL INFORMATION OF THE COMMON STOCK OF HOME DEPOT

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Home Depot from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $25.80      $20.10       $24.36
  Second Quarter............................    $34.72      $23.98       $33.12
  Third Quarter.............................    $34.99      $30.10       $31.85
  Fourth Quarter............................    $37.89      $31.93       $35.49
2004
  First Quarter.............................    $37.65      $34.70       $37.36
  Second Quarter............................    $37.84      $32.34       $35.20
  Third Quarter.............................    $39.73      $32.39       $39.20
  Fourth Quarter............................    $44.30      $38.31       $42.74
2005
  First Quarter.............................    $43.27      $37.44       $38.24
  Second Quarter............................    $40.93      $34.56       $38.90
  Third Quarter.............................    $43.98      $37.14       $38.14
  Fourth Quarter ...........................    $43.30      $37.48       $40.48
2006
  First Quarter.............................    $43.95      $38.50       $42.30
  Second Quarter............................    $42.93      $35.63       $35.79
  Third Quarter ............................    $37.65      $32.85       $36.27
  Fourth Quarter............................    $40.37      $35.55       $40.16
2007
   First Quarter ...........................    $42.01      $36.35       $36.74
   Second Quarter (through May 16, 2007) ...    $39.69      $36.35       $38.37

HONEYWELL INTERNATIONAL INC. ("HONEYWELL")

According to its publicly available filings with the SEC, Honeywell is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control, sensing and security technologies for buildings, homes and industry, turbochargers, automotive products, specialty chemicals, electronic and advanced materials, and process technology for refining and petrochemicals. The common stock, $1.00 par value per share, of Honeywell is listed on the New York Stock Exchange. Honeywell's SEC file number is 001-08974.

HISTORICAL INFORMATION OF THE COMMON STOCK OF HONEYWELL

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Honeywell from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $26.00      $20.20       $21.36
  Second Quarter............................    $29.21      $21.45       $26.85
  Third Quarter.............................    $30.07      $25.94       $26.35
  Fourth Quarter............................    $33.50      $26.25       $33.43
2004
  First Quarter.............................    $37.65      $31.23       $33.85
  Second Quarter............................    $37.59      $32.44       $36.63
  Third Quarter.............................    $38.46      $34.00       $35.86
  Fourth Quarter............................    $37.23      $31.85       $35.41
2005
  First Quarter.............................    $39.50      $33.63       $37.21
  Second Quarter............................    $38.34      $34.93       $36.63
  Third Quarter.............................    $39.50      $34.50       $37.50
  Fourth Quarter ...........................    $38.66      $32.68       $37.25
2006
  First Quarter.............................    $43.21      $35.24       $42.77
  Second Quarter............................    $44.48      $37.37       $40.30
  Third Quarter ............................    $41.50      $35.53       $40.90
  Fourth Quarter............................    $45.77      $40.70       $45.24
2007
   First Quarter ...........................    $48.50      $43.14       $46.06
   Second Quarter (through May 16, 2007) ...    $59.37      $45.78       $58.14

HEWLETT-PACKARD COMPANY ("HEWLETT-PACKARD")
According to its publicly available filings with the SEC, Hewlett-Packard is a leading global provider of products, technologies, solutions and services to individual consumers, small- and medium-sized businesses and large enterprises. The common stock, $0.01 par value per share, of Hewlett-Packard is listed on the New York Stock Exchange. Hewlett- Packard's SEC file number is 001-04423.

HISTORICAL INFORMATION OF THE COMMON STOCK OF HEWLETT-PACKARD

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Hewlett-Packard from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $21.20      $14.18       $15.55
  Second Quarter............................    $22.80      $15.20       $21.30
  Third Quarter.............................    $23.70      $19.10       $19.36
  Fourth Quarter............................    $23.70      $19.42       $22.97
2004
  First Quarter.............................    $26.28      $21.07       $22.84
  Second Quarter............................    $23.73      $19.21       $21.10
  Third Quarter.............................    $20.86      $16.10       $18.75
  Fourth Quarter............................    $21.58      $17.59       $20.97
2005
  First Quarter.............................    $22.20      $18.90       $21.94
  Second Quarter............................    $24.70      $19.85       $23.51
  Third Quarter.............................    $29.50      $23.07       $29.20
  Fourth Quarter ...........................    $30.24      $26.50       $28.63
2006
  First Quarter.............................    $34.51      $28.37       $32.90
  Second Quarter............................    $34.40      $29.69       $31.68
  Third Quarter ............................    $37.25      $30.00       $36.69
  Fourth Quarter............................    $41.69      $36.70       $41.19
2007
   First Quarter ...........................    $43.72      $38.15       $40.14
   Second Quarter (through May 16, 2007) ...    $45.35      $39.49       $45.21

INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM")

According to its publicly available filings with the SEC, IBM is an innovation company, serving the needs of enterprises and institutions worldwide. IBM is the largest information technology company in the world, the world's largest business and technology services company, the world's largest consulting services organization, the world's largest information technology research organization, and the world's largest financier of information technology. The capital stock, $0.20 par value per share, of IBM is listed on the New York Stock Exchange. IBM's SEC file number is 001-02360.

HISTORICAL INFORMATION OF THE COMMON STOCK OF IBM

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of IBM from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $88.94      $73.20       $78.43
  Second Quarter............................    $90.32      $78.13       $82.50
  Third Quarter.............................    $93.47      $78.73       $88.33
  Fourth Quarter............................    $94.54      $87.54       $92.68
2004
  First Quarter.............................   $100.41      $89.10       $91.84
  Second Quarter............................    $94.55      $85.12       $88.15
  Third Quarter.............................    $88.44      $81.91       $85.74
  Fourth Quarter............................    $99.00      $84.29       $98.58
2005
  First Quarter.............................    $99.10      $89.10       $91.38
  Second Quarter............................    $91.76      $71.87       $74.20
  Third Quarter.............................    $85.10      $74.16       $80.22
  Fourth Quarter ...........................    $89.94      $78.71       $82.20
2006
  First Quarter.............................    $85.00      $78.93       $82.47
  Second Quarter............................    $84.45      $76.07       $76.82
  Third Quarter ............................    $83.79      $72.80       $81.94
  Fourth Quarter............................    $97.88      $81.56       $97.15
2007
   First Quarter ...........................   $100.90      $88.77       $94.26
   Second Quarter (through May 16, 2007) ...   $106.25      $93.57      $105.87

INTEL CORPORATION ("INTEL")

According to its publicly available filings with the SEC, Intel is the world's largest semiconductor chip maker, developing advanced integrated digital technology platforms for the computing and communications industries. The common stock, $0.001 par value per share, of Intel is listed on the Nasdaq National Market. Intel's SEC file number is 000-06217.

HISTORICAL INFORMATION OF THE COMMON STOCK OF INTEL

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Intel from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $19.01      $14.88       $16.28
  Second Quarter............................    $22.92      $16.28       $20.81
  Third Quarter.............................    $29.38      $20.51       $27.52
  Fourth Quarter............................    $34.51      $27.81       $32.05
2004
  First Quarter.............................    $34.60      $26.03       $27.20
  Second Quarter............................    $29.01      $25.61       $27.60
  Third Quarter.............................    $27.48      $19.64       $20.06
  Fourth Quarter............................    $24.99      $20.22       $23.39
2005
  First Quarter.............................    $25.47      $21.89       $23.23
  Second Quarter............................    $28.00      $21.94       $26.02
  Third Quarter.............................    $28.84      $23.80       $24.65
  Fourth Quarter ...........................    $27.49      $22.53       $24.96
2006
  First Quarter.............................    $26.63      $19.31       $19.46
  Second Quarter............................    $20.27      $16.75       $19.00
  Third Quarter ............................    $20.95      $16.84       $20.57
  Fourth Quarter............................    $22.50      $20.03       $20.25
2007
   First Quarter ...........................    $22.30      $18.75       $19.13
   Second Quarter (through May 16, 2007) ...    $22.70      $18.98       $22.18

JOHNSON & JOHNSON ("JOHNSON & JOHNSON")

According to its publicly available filings with the SEC, Johnson & Johnson engages in the manufacture and sale of a broad range of products in the health care field. The common stock, $1.00 par value per share, of Johnson & Johnson is listed on the New York Stock Exchange. Johnson & Johnson's SEC file number is 001-03215.

HISTORICAL INFORMATION OF THE COMMON STOCK OF JOHNSON & JOHNSON

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Johnson & Johnson from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $58.68      $49.10       $57.87
  Second Quarter............................    $59.08      $50.75       $51.70
  Third Quarter.............................    $54.24      $49.00       $49.52
  Fourth Quarter............................    $52.89      $48.05       $51.66
2004
  First Quarter.............................    $54.90      $49.25       $50.72
  Second Quarter............................    $57.28      $49.90       $55.70
  Third Quarter.............................    $58.80      $54.37       $56.33
  Fourth Quarter............................    $64.25      $54.81       $63.42
2005
  First Quarter.............................    $68.68      $61.20       $67.16
  Second Quarter............................    $69.99      $64.43       $65.00
  Third Quarter.............................    $65.43      $61.65       $63.28
  Fourth Quarter ...........................    $64.60      $59.76       $60.10
2006
  First Quarter.............................    $63.10      $56.65       $59.22
  Second Quarter............................    $62.00      $57.32       $59.92
  Third Quarter ............................    $65.13      $59.68       $64.94
  Fourth Quarter............................    $69.41      $64.50       $66.02
2007
   First Quarter ...........................    $68.22      $59.87       $60.26
   Second Quarter (through May 16, 2007)....    $65.45      $59.95       $63.05

JPMORGAN CHASE & CO.  ("JPMORGAN")

According to its publicly available filings with the SEC, JPMorgan is one of the largest banking institutions in the United States. The common stock, $1 par value per share, of JPMorgan is listed on the New York Stock Exchange. JPMorgan's SEC file number is 1-5805.

HISTORICAL INFORMATION OF THE COMMON STOCK OF JPMORGAN

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of JPMorgan from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $28.29      $20.13       $23.71
  Second Quarter............................    $36.52      $23.75       $34.18
  Third Quarter.............................    $38.26      $32.40       $34.33
  Fourth Quarter............................    $36.99      $34.45       $36.73
2004
  First Quarter.............................    $43.84      $36.30       $41.95
  Second Quarter............................    $42.57      $34.62       $38.77
  Third Quarter.............................    $40.25      $35.50       $39.73
  Fourth Quarter............................    $40.45      $36.32       $39.01
2005
  First Quarter.............................    $39.69      $34.32       $34.60
  Second Quarter............................    $36.50      $33.35       $35.32
  Third Quarter.............................    $35.95      $33.31       $33.93
  Fourth Quarter ...........................    $40.56      $32.92       $39.69
2006
  First Quarter.............................    $42.43      $37.88       $41.64
  Second Quarter............................    $46.80      $39.33       $42.00
  Third Quarter ............................    $47.49      $40.40       $46.96
  Fourth Quarter............................    $49.00      $45.51       $48.30
2007
   First Quarter ...........................    $51.95      $45.91       $48.38
   Second Quarter (through May 16, 2007) ...    $53.25      $47.70       $52.98

THE COCA-COLA COMPANY ("COCA-COLA")

According to its publicly available filings with the SEC, Coca-Cola is the largest manufacturer, distributor and marketer of nonalcoholic beverage concentrates and syrups in the world. The common stock, $0.25 par value per share, of Coca-Cola is listed on the New York Stock Exchange. Coca-Cola's SEC file number is 001-02217.

HISTORICAL INFORMATION OF THE COMMON STOCK OF COCA-COLA

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Coca-Cola from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $45.97      $37.01       $40.48
  Second Quarter............................    $48.33      $39.25       $46.41
  Third Quarter.............................    $46.64      $42.28       $42.96
  Fourth Quarter............................    $50.90      $43.00       $50.75
2004
  First Quarter.............................    $52.78      $47.58       $50.30
  Second Quarter............................    $53.50      $49.18       $50.48
  Third Quarter.............................    $51.36      $39.61       $40.05
  Fourth Quarter............................    $41.91      $38.30       $41.63
2005
  First Quarter.............................    $44.10      $40.55       $41.67
  Second Quarter............................    $45.25      $40.74       $41.75
  Third Quarter.............................    $44.75      $41.40       $43.19
  Fourth Quarter ...........................    $43.58      $40.31       $40.31
2006
  First Quarter.............................    $42.99      $39.96       $41.87
  Second Quarter............................    $44.76      $40.86       $43.02
  Third Quarter ............................    $45.40      $42.38       $44.68
  Fourth Quarter............................    $49.35      $43.73       $48.25
2007
   First Quarter ...........................    $48.88      $45.56       $48.00
   Second Quarter (through May 16, 2007) ...    $53.65      $47.60       $52.74

MCDONALD'S CORPORATION ("MCDONALD'S")

According to its publicly available filings with the SEC, McDonald's primarily franchises and operates McDonald's restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The common stock, $0.01 par value per share, of McDonald's is listed on the New York Stock Exchange. McDonald's SEC file number is 001-05231.

HISTORICAL INFORMATION OF THE COMMON STOCK OF MCDONALD'S

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of McDonald's from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $17.38      $12.12       $14.46
  Second Quarter............................    $22.95      $13.88       $22.06
  Third Quarter.............................    $24.37      $20.40       $23.54
  Fourth Quarter............................    $27.01      $23.01       $24.83
2004
  First Quarter.............................    $29.98      $24.54       $28.57
  Second Quarter............................    $29.43      $25.05       $26.00
  Third Quarter.............................    $28.25      $25.64       $28.03
  Fourth Quarter............................    $32.96      $27.31       $32.06
2005
  First Quarter.............................    $34.56      $30.81       $31.14
  Second Quarter............................    $31.91      $27.74       $27.75
  Third Quarter.............................    $35.03      $27.36       $33.49
  Fourth Quarter ...........................    $35.69      $31.48       $33.72
2006
  First Quarter.............................    $36.75      $33.20       $34.36
  Second Quarter............................    $35.99      $31.73       $33.60
  Third Quarter ............................    $40.06      $32.75       $39.12
  Fourth Quarter............................    $44.68      $38.95       $44.33
2007
   First Quarter ...........................    $46.21      $42.31       $45.05
   Second Quarter (through May 16, 2007) ...    $52.09      $44.60       $51.97

3M COMPANY ("3M")

According to its publicly available filings with the SEC, 3M is a diversified technology company with a global presence in the following businesses: health care; industrial; display and graphics; consumer and office; safety, security and protection services; electronics and telecommunications; and transportation. The common stock, $0.01 par value per share, of 3M is listed on the New York Stock Exchange. 3M's SEC file number is 001-03285.

HISTORICAL INFORMATION OF THE COMMON STOCK OF 3M

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of 3M from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $67.48      $59.73       $65.02
  Second Quarter............................    $68.38      $60.26       $64.49
  Third Quarter.............................    $72.85      $63.40       $69.07
  Fourth Quarter............................    $85.40      $69.80       $85.03
2004
  First Quarter.............................    $86.20      $74.35       $81.87
  Second Quarter............................    $90.29      $80.90       $90.01
  Third Quarter.............................    $90.11      $77.20       $79.97
  Fourth Quarter............................    $83.03      $73.31       $82.07
2005
  First Quarter.............................    $87.45      $80.73       $85.69
  Second Quarter............................    $86.21      $72.25       $72.30
  Third Quarter.............................    $76.74      $70.41       $73.36
  Fourth Quarter ...........................    $79.84      $69.71       $77.50
2006
  First Quarter.............................    $79.83      $70.30       $75.69
  Second Quarter............................    $88.35      $75.76       $80.77
  Third Quarter ............................    $81.60      $67.05       $74.42
  Fourth Quarter............................    $81.95      $73.00       $77.93
2007
   First Quarter ...........................    $79.88      $72.90       $76.43
   Second Quarter (through May 16, 2007) ...    $87.08      $75.67       $86.01

ALTRIA GROUP, INC. ("ALG")

According to its publicly available filings with the SEC, ALG is a holding company, whose wholly-owned subsidiaries, Philip Morris USA Inc. and Philip Morris International Inc., are engaged in the manufacture and sale of cigarettes and other tobacco products. Philip Morris Capital Corporation, another wholly-owned subsidiary, maintains a portfolio of leveraged and direct finance leases. The common stock, $0.33? par value per share, of ALG is listed on the New York Stock Exchange. ALG's SEC file number is 001-08940.

HISTORICAL INFORMATION OF THE COMMON STOCK OF ALG

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of ALG from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $31.59      $20.79       $22.48
  Second Quarter............................    $34.67      $20.83       $34.10
  Third Quarter.............................    $35.33      $29.06       $32.87
  Fourth Quarter............................    $41.30      $32.91       $40.84
2004
  First Quarter.............................    $44.25      $39.39       $40.86
  Second Quarter............................    $42.93      $33.58       $37.56
  Third Quarter.............................    $37.75      $33.40       $35.30
  Fourth Quarter............................    $46.44      $34.43       $45.85
2005
  First Quarter.............................    $51.41      $45.33       $49.07
  Second Quarter............................    $52.29      $47.06       $48.53
  Third Quarter.............................    $55.57      $47.73       $55.32
  Fourth Quarter ...........................    $59.05      $51.48       $56.08
2006
  First Quarter.............................    $58.07      $52.95       $53.18
  Second Quarter............................    $55.83      $51.30       $55.11
  Third Quarter ............................    $63.79      $54.49       $57.45
  Fourth Quarter............................    $64.96      $56.62       $64.41
2007
   First Quarter ...........................    $67.92      $60.92       $65.90
   Second Quarter (through May 16, 2007) ...    $71.10      $64.84       $69.99

MERCK & CO., INC. ("MERCK")

According to its publicly available filings with the SEC, Merck is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures. The common stock, $0.01 par value per share, of Merck is listed on the New York Stock Exchange. Merck's SEC file number is 001-03305.

HISTORICAL INFORMATION OF THE COMMON STOCK OF MERCK

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Merck from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $57.01      $47.23       $51.85
  Second Quarter............................    $60.10      $51.20       $57.31
  Third Quarter.............................    $59.33      $49.48       $50.62
  Fourth Quarter............................    $51.95      $40.57       $46.20
2004
  First Quarter.............................    $49.33      $42.85       $44.19
  Second Quarter............................    $48.78      $44.28       $47.50
  Third Quarter.............................    $47.73      $32.46       $33.00
  Fourth Quarter............................    $34.32      $25.60       $32.14
2005
  First Quarter.............................    $32.61      $27.48       $32.37
  Second Quarter............................    $35.36      $30.12       $30.80
  Third Quarter.............................    $32.34      $26.97       $27.21
  Fourth Quarter ...........................    $32.54      $25.50       $31.81
2006
  First Quarter.............................    $36.65      $31.81       $35.23
  Second Quarter............................    $36.84      $32.75       $36.43
  Third Quarter ............................    $42.51      $35.00       $41.90
  Fourth Quarter............................    $46.37      $41.24       $43.60
2007
   First Quarter ...........................    $46.55      $42.35       $44.17
   Second Quarter (through May 16, 2007) ...    $52.80      $43.33       $52.69

MICROSOFT CORPORATION ("MICROSOFT")

According to its publicly available filings with the SEC, Microsoft develops, manufactures licenses, markets and supports a wide range of software products for many computing devices. The common stock, no par value per share, of Microsoft is listed on the Nasdaq National Market. Microsoft's SEC file number is 000-14278.

HISTORICAL INFORMATION OF THE COMMON STOCK OF MICROSOFT

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Microsoft from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $28.66      $22.55       $24.21
  Second Quarter............................    $26.51      $23.60       $25.64
  Third Quarter.............................    $30.00      $25.39       $27.80
  Fourth Quarter............................    $29.46      $24.84       $27.37
2004
  First Quarter.............................    $28.83      $24.01       $24.93
  Second Quarter............................    $28.80      $24.85       $28.56
  Third Quarter.............................    $29.89      $26.74       $27.65
  Fourth Quarter............................    $30.20      $26.26       $26.72
2005
  First Quarter.............................    $27.10      $23.82       $24.17
  Second Quarter............................    $26.09      $23.94       $24.84
  Third Quarter.............................    $27.94      $24.50       $25.73
  Fourth Quarter ...........................    $28.25      $24.25       $26.15
2006
  First Quarter.............................    $28.38      $26.10       $27.21
  Second Quarter............................    $27.94      $21.46       $23.30
  Third Quarter ............................    $27.52      $22.23       $27.35
  Fourth Quarter............................    $30.26      $27.15       $29.86
2007
   First Quarter ...........................    $31.48      $26.60       $27.87
   Second Quarter (through May 16, 2007) ...    $31.09      $27.50       $31.07

PFIZER INC. ("PFIZER")

According to its publicly available filings with the SEC, Pfizer is a research-based, global pharmaceutical company. Pfizer discovers, develops, manufactures and markets leading prescription medicines for humans and animals as well as many of the world's best known consumer healthcare products. The common stock, $0.05 par value per share, of Pfizer is listed on the New York Stock Exchange. Pfizer's SEC file number is 001-03619.

HISTORICAL INFORMATION OF THE COMMON STOCK OF PFIZER

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Pfizer from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $32.40      $27.90       $31.16
  Second Quarter............................    $36.90      $30.30       $34.15
  Third Quarter.............................    $34.98      $29.45       $30.38
  Fourth Quarter............................    $35.35      $30.32       $35.33
2004
  First Quarter.............................    $38.87      $33.50       $35.05
  Second Quarter............................    $37.90      $33.82       $34.28
  Third Quarter.............................    $34.44      $29.59       $30.60
  Fourth Quarter............................    $31.49      $23.52       $26.89
2005
  First Quarter.............................    $27.35      $23.80       $26.27
  Second Quarter............................    $29.02      $25.80       $27.58
  Third Quarter.............................    $27.82      $24.68       $24.97
  Fourth Quarter ...........................    $25.56      $20.27       $23.32
2006
  First Quarter.............................    $26.84      $23.61       $24.92
  Second Quarter............................    $25.72      $22.51       $23.47
  Third Quarter ............................    $28.58      $22.17       $28.36
  Fourth Quarter............................    $28.60      $23.52       $25.90
2007
   First Quarter ...........................    $27.41      $24.55       $25.26
   Second Quarter (through May 16, 2007) ...    $27.40      $25.02       $27.32

THE PROCTER & GAMBLE COMPANY ("PROCTER & GAMBLE")
According to its publicly available filings with the SEC, Procter & Gamble is focused on providing branded products of superior quality and value to improve the lives of the world's consumers. The common stock, no par value per share, of Procter & Gamble is listed on the New York Stock Exchange. Procter & Gamble's SEC file number is 001-00434.

HISTORICAL INFORMATION OF THE COMMON STOCK OF PROCTER & GAMBLE

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Procter & Gamble from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $45.00      $39.79       $44.53
  Second Quarter............................    $46.27      $43.80       $44.59
  Third Quarter.............................    $46.72      $43.26       $46.41
  Fourth Quarter............................    $49.97      $46.41       $49.94
2004
  First Quarter.............................    $53.61      $48.89       $52.44
  Second Quarter............................    $56.34      $51.64       $54.44
  Third Quarter.............................    $56.95      $51.50       $54.12
  Fourth Quarter............................    $57.40      $50.53       $55.08
2005
  First Quarter.............................    $57.04      $51.16       $53.00
  Second Quarter............................    $56.79      $52.37       $52.75
  Third Quarter.............................    $59.46      $51.91       $59.46
  Fourth Quarter ...........................    $59.70      $54.62       $57.88
2006
  First Quarter.............................    $62.50      $57.00       $57.63
  Second Quarter............................    $58.73      $52.75       $55.60
  Third Quarter ............................    $62.85      $55.25       $61.98
  Fourth Quarter............................    $64.73      $61.50       $64.27
2007
   First Quarter ...........................    $66.30      $60.42       $63.16
   Second Quarter (through May 16, 2007) ...    $64.75      $61.04       $63.32

AT&T CORP. ("AT&T")

According to its publicly available filings with the SEC, AT&T is one of the nation's largest business services communications providers, offering a variety of global communications services to over 2 million customers, including large domestic and multinational businesses, small and medium-sized businesses and government agencies. The common stock, $1.00 par value per share, of AT&T is listed on the New York Stock Exchange. AT&T's SEC file number is 001-01105.

HISTORICAL INFORMATION OF THE COMMON STOCK OF AT&T

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of AT&T from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $31.65      $18.85       $20.06
  Second Quarter............................    $27.35      $19.65       $25.55
  Third Quarter.............................    $26.88      $21.65       $22.25
  Fourth Quarter............................    $26.15      $21.16       $26.07
2004
  First Quarter.............................    $27.73      $23.20       $24.54
  Second Quarter............................    $25.68      $23.50       $24.25
  Third Quarter.............................    $26.88      $22.98       $25.95
  Fourth Quarter............................    $27.29      $24.55       $25.77
2005
  First Quarter.............................    $25.98      $22.99       $23.69
  Second Quarter............................    $24.33      $22.78       $23.75
  Third Quarter.............................    $24.97      $23.20       $23.97
  Fourth Quarter ...........................    $25.60      $21.75       $24.49
2006
  First Quarter.............................    $28.82      $24.24       $27.04
  Second Quarter............................    $28.03      $24.72       $27.89
  Third Quarter ............................    $33.76      $26.35       $32.56
  Fourth Quarter............................    $36.21      $31.57       $35.75
2007
   First Quarter ...........................    $39.86      $32.70       $39.43
   Second Quarter (through May 16, 2007) ...    $41.22      $38.38       $41.14

UNITED TECHNOLOGIES CORPORATION ("UTC")

According to its publicly available filings with the SEC, UTC provides high technology products and services to the building systems and aerospace industries worldwide. The common stock, $1.00 par value per share, of UTC is listed on the New York Stock Exchange. UTC's SEC file number is 001-00812.

HISTORICAL INFORMATION OF THE COMMON STOCK OF UTC

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of UTC from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $33.45      $26.76       $28.89
  Second Quarter............................    $37.04      $28.94       $35.42
  Third Quarter.............................    $40.38      $34.66       $38.64
  Fourth Quarter............................    $48.38      $38.76       $47.39
2004
  First Quarter.............................    $48.92      $41.75       $43.15
  Second Quarter............................    $46.00      $40.34       $45.74
  Third Quarter.............................    $48.00      $43.91       $46.69
  Fourth Quarter............................    $53.14      $44.24       $51.68
2005
  First Quarter.............................    $52.35      $49.03       $50.83
  Second Quarter............................    $54.07      $48.43       $51.35
  Third Quarter.............................    $52.60      $49.20       $51.84
  Fourth Quarter ...........................    $58.89      $49.29       $55.91
2006
  First Quarter.............................    $59.94      $54.20       $57.97
  Second Quarter............................    $66.39      $56.58       $63.42
  Third Quarter ............................    $64.74      $57.45       $63.35
  Fourth Quarter............................    $67.47      $61.80       $62.52
2007
   First Quarter ...........................    $69.49      $61.85       $65.00
   Second Quarter (through May 16, 2007) ...    $69.44      $63.65       $68.48

VERIZON COMMUNICATIONS INC. ("VERIZON")

According to its publicly available filings with the SEC, Verizon is one of the world's leading providers of communications services. The common stock, $0.10 par value per share, of Verizon is listed on the New York Stock Exchange. Verizon's SEC file number is 001-08606.

HISTORICAL INFORMATION OF THE COMMON STOCK OF VERIZON

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Verizon from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $42.69      $30.93       $34.06
  Second Quarter............................    $39.80      $31.61       $38.01
  Third Quarter.............................    $38.78      $30.88       $31.26
  Fourth Quarter............................    $33.97      $29.97       $33.80
2004
  First Quarter.............................    $38.09      $33.80       $35.21
  Second Quarter............................    $36.72      $33.00       $34.87
  Third Quarter.............................    $39.52      $32.89       $37.95
  Fourth Quarter............................    $40.73      $36.87       $39.03
2005
  First Quarter.............................    $39.56      $33.13       $34.21
  Second Quarter............................    $34.93      $32.48       $33.29
  Third Quarter.............................    $33.70      $30.51       $31.50
  Fourth Quarter ...........................    $31.59      $28.08       $29.02
2006
  First Quarter.............................    $33.89      $28.95       $32.82
  Second Quarter............................    $33.46      $29.24       $32.27
  Third Quarter ............................    $36.62      $30.22       $35.78
  Fourth Quarter............................    $37.63      $33.99       $37.24
2007
   First Quarter ...........................    $38.77      $35.60       $37.92
   Second Quarter (through May 16, 2007) ...    $42.87      $37.00       $42.74

WAL-MART STORES, INC. ("WAL-MART")

According to its publicly available filings with the SEC, Wal-Mart operates retail stores in various formats around the world. The common stock, $0.10 par value per share of Wal-Mart is listed on the New York Stock Exchange. Wal-Mart's SEC file number is 001-06991.

HISTORICAL INFORMATION OF THE COMMON STOCK OF WAL-MART

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of Wal-Mart from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $54.70      $46.27       $52.03
  Second Quarter............................    $57.00      $51.57       $53.67
  Third Quarter.............................    $60.20      $53.00       $55.85
  Fourth Quarter............................    $59.64      $50.60       $53.05
2004
  First Quarter.............................    $61.31      $51.58       $59.69
  Second Quarter............................    $59.28      $51.94       $52.76
  Third Quarter.............................    $54.97      $51.18       $53.20
  Fourth Quarter............................    $57.89      $51.92       $52.82
2005
  First Quarter.............................    $54.60      $50.06       $50.11
  Second Quarter............................    $50.35      $46.20       $48.20
  Third Quarter.............................    $50.68      $42.33       $43.82
  Fourth Quarter ...........................    $50.85      $43.50       $46.80
2006
  First Quarter.............................    $48.86      $44.53       $47.24
  Second Quarter............................    $50.00      $44.99       $48.17
  Third Quarter ............................    $49.95      $42.31       $49.32
  Fourth Quarter............................    $52.15      $45.31       $46.18
2007
   First Quarter ...........................    $50.42      $45.06       $46.95
   Second Quarter (through May 16, 2007) ...    $49.95      $46.64       $47.18

EXXON MOBIL CORPORATION ("EXXONMOBIL")

According to its publicly available filings with the SEC, ExxonMobil's principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. ExxonMobil also has interests in electric power generation facilities. The common stock, no par value per share, of ExxonMobil is listed on the New York Stock Exchange. ExxonMobil's SEC file number is 001-02256.

HISTORICAL INFORMATION OF THE COMMON STOCK OF EXXONMOBIL

The following table sets forth the published highest intraday price for the quarter, lowest intraday price for the quarter and last day closing price for the quarter of the common stock of ExxonMobil from the first quarter of 2003 through May 16, 2007.

PERIOD                                          HIGH         LOW       LAST DAY
                                              INTRADAY     INTRADAY     CLOSING
                                                PRICE        PRICE       PRICE
2003
  First Quarter.............................    $36.60      $31.58       $34.95
  Second Quarter............................    $38.45      $34.20       $35.91
  Third Quarter.............................    $38.50      $34.90       $36.60
  Fourth Quarter............................    $41.13      $35.05       $41.00
2004
  First Quarter.............................    $43.40      $39.91       $41.59
  Second Quarter............................    $45.53      $41.43       $44.41
  Third Quarter.............................    $49.79      $44.20       $48.33
  Fourth Quarter............................    $52.05      $48.18       $51.26
2005
  First Quarter.............................    $64.37      $49.25       $59.60
  Second Quarter............................    $61.74      $52.78       $57.47
  Third Quarter.............................    $65.96      $57.60       $63.54
  Fourth Quarter ...........................    $63.89      $54.50       $56.17
2006
  First Quarter.............................    $63.96      $56.42       $60.86
  Second Quarter............................    $65.00      $56.64       $61.35
  Third Quarter ............................    $71.22      $61.63       $67.10
  Fourth Quarter............................    $79.00      $64.84       $76.63
2007
   First Quarter ...........................    $76.35      $69.02       $75.45
   Second Quarter (through May 16, 2007) ...    $81.78      $74.94       $81.45

                            DESCRIPTION OF SECURITIES

     Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our 20.00% Knock-in REX(SM) Securities due November 21, 2007 linked to the worst performing common stock in the Dow Jones Industrial Average(SM) and fully and unconditionally guaranteed by Holding.

Principal Amount:...........  $1,400,000

Underlying Companies........  The issuers of the common stocks included in the
                              Dow Jones Industrial Average(SM) on the pricing date. See "The Underlying Stocks". Upon the occurrence of certain corporate events with respect to the issuers of the Underlying Stocks, the Underlying Stocks may change during the term of the Securities. See "--Adjustment Events" below.

Underlying Stocks...........  Each of the individual common stocks included in the Dow Jones Industrial Average(SM). See "The Underlying Stocks".

Pricing Date................  May 16, 2007

Original Issue Date.........  May 21, 2007

Issue Price.................  100%

Initial Price...............  For each Underlying Stock, the Initial Price is the Closing Price for that Underlying Stock on the Pricing Date, as set forth under "The Underlying Stocks", each divided by the Exchange Factor for such Underlying Stock. The Initial Price for each Underlying Stock is subject to adjustment for certain corporate events affecting that Underlying Stock or that Underlying Company which we describe below in "-Adjustment Events" and "-- Reorganization Events".

Knock-in Levels.............  For each Underlying Stock, the Knock-in Level is
                              75% of the Initial Price for such Underlying
                              Stock, as set forth under "The Underlying Stock". The Initial Price for each Underlying Stock, and consequently the Knock-in Level, is subject to adjustment for certain corporate events affecting that Underlying Stock or that Underlying Company which we describe below in "-Adjustment Events" and "-- Reorganization Events."

Knock-in Period.............  The period of Trading Days commencing on but excluding the Pricing Date up to and including the Determination Date.

Maturity Date...............  November 21, 2007

Specified Currency..........  U.S. Dollars

CUSIP.......................  00078UJQ4

Denominations...............  Each Security has a principal amount of $1,000, subject to a minimum purchase of 10 Securities ($10,000).

Form of Securities..........  The Securities will be represented by a single registered global security, deposited with the Depository Trust Company.

Guarantee...................  The payment and delivery obligations of ABN AMRO
                              Bank N.V. under the Securities, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by ABN AMRO Holding N.V.

Interest Rate...............  20.00% per annum, payable monthly in arrears on the 21st day of each month commencing on June 21, 2007 and ending on the

                              Maturity Date, which shall represent (a) an interest coupon of 5.22% per annum and (b) an option premium of 14.78% per annum.

Payment at Maturity.........  If the Closing Price of each of the Underlying
                              Stocks has not fallen below the Knock-in Level on the Relevant Exchange for such Underlying Stock during the Knock-in Period, we will pay you the principal amount of each Security in cash.

                              If the Closing Price of any of the Underlying Stocks has fallen below the Knock-in Level on the Relevant Exchange for such Underlying Stock during the Knock-in Period, then:

                               (i) if the Determination Price of ANY ONE OR MORE
                                   of the Underlying Stocks is below the Initial Price of such Underlying Stock, we will deliver to you, in exchange for each Security, a number of shares equal to the Stock Redemption Amount of the WORST PERFORMING Underlying Stock, determined as set forth below under "--Determination of Worst Performing Stock"; or

                              (ii) if the Determination Price of EACH ONE OF
                                   the Underlying Stocks is at or above the Initial Price of such Underlying Stock, we will pay you the principal amount of each Security in cash.

                              If, as described above, we will deliver shares of an Underlying Stock at maturity, we will not deliver fractional shares. Instead, we will pay cash in lieu of delivering fractional shares of the Stock Redemption Amount (based on the Determination Price) as determined by the Calculation Agent on the Determination Date

Determination of
  Worst Performing Stock....  We will determine which Underlying Stock was the worst performing, and accordingly the Stock
                              Redemption Amount of which Underlying Stock we will deliver to you at maturity in the case of clause (i) above, by calculating, for each Underlying Stock whose Determination Price is below its respective Initial Price, the following percentage:

                                      Determination Price - Initial Price
                                      -----------------------------------
                                              Initial Price

                              We will compare the percentages calculated by the foregoing formula and deliver to you a number of shares equal to the Stock Redemption Amount of the Underlying Stock with the GREATEST PERCENTAGE decrease.

Stock Redemption Amount.....  For each Underlying Stock, $1,000 divided by the
                              Initial Price of that Underlying Stock. See "The Underlying Stocks". The Stock Redemption amount is subject to adjustment for certain corporate events affecting that Underlying Stock or that Underlying Company which we describe below in "-Adjustment Events" and "--Reorganization Events".

Determination Date..........  The third scheduled Trading Day prior to the
                              Maturity Date, provided that if such day is not a Trading Day, or if a Market Disruption Event has occurred with respect to one or more Underlying Stocks on such Trading Day, the Determination Date shall be the immediately succeeding trading day; provided, further, that the Determination Date shall be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event with respect to any of the Underlying Stocks on such second scheduled Trading Day. If there is a Market Disruption Event on such second scheduled Trading Day, then the Calculation Agent will determine the value of the Underlying Stocks on such Trading Day as set forth under "--Closing Price" below and, if such procedures are unavailable, use its good faith estimate of the Closing Price that would have prevailed but for such Market Disruption Event.

Determination Price.........  For each Underlying Stock, the per-share Closing
                              Price of such Underlying Stock on the
                              Determination Date, as determined by the Calculation Agent.

Closing Price...............  If the shares of an Underlying Stock (or any other security for which a Closing Price must be determined) are listed on a U.S. securities exchange registered under the Exchange Act, are securities of The Nasdaq National Market or are included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board, operated by the National Association of Securities Dealers, Inc., the Closing Price for such Underlying Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the Underlying Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the shares of such Underlying Stock (or other such security) are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on The Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for shares of the Underlying Stock (or any such other security) obtained from as many dealers in such security (which may include AAI or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the calculation agent. A "security of The Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Relevant Exchange...........  With respect to each Underlying Stock, the primary
                              U.S. securities exchange or organized market of trading for such Underlying Stock. If a Reorganization Event has occurred with respect to an Underlying Stock or an Underlying Company, the Relevant Exchange will be the stock exchange or securities market on which the Exchange Property (as defined below under "--Reorganization Events") that is a listed equity security is principally traded as determined by the Calculation Agent.

Trading Day.................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange, and the Chicago Board of Options Exchange.

Book Entry Note or
  Certificated Note.........  Book Entry

Trustee.....................  Wilmington Trust Company

Securities Administrator....  Citibank, N.A.

Market Disruption Event.....  Means, with respect to shares of an Underlying
                              Stock (or any securities for which a Closing Price must be determined):

                              (i)  either:

                                   (x) any suspension of or limitation imposed
                                       on trading in shares of the Underlying
                                       Stock (or such securities) by the primary exchange therefore or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or otherwise or by any exchange or quotation system on which trading in futures or options contracts relating the Underlying Stock (or such securities) is executed, or

                                   (y) any event (other than an event described
                                       in clause (z) below) that disrupts or
                                       impairs (as determined by the Calculation
                                       Agent) the ability of market participants in general (1) to effect transactions in or obtain market values for the Underlying Stock (or such securities) on the primary exchange therefore or (2) to effect transactions in or obtain market values for futures or options contracts relating to the Underlying Stock (or such securities) on any other exchange, or

                                   (z) the closure on any Trading Day of the
                                       primary exchange for the Underlying Stock
                                       (or such securities), or any exchange or quotation system on which trading in future or options relating the Underlying Stock (or such securities) is executed, prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and (2) the submission deadline for orders to be entered into such exchange for execution on such Trading Day; and

                              (ii) a determination by the Calculation Agent in
                                   its sole discretion that the event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Securities.

                              For purposes of determining whether a Market
                              Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event; (3) limitations pursuant to New York Stock Exchange Inc. Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar scope as determined by the calculation agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in a futures or options contract on the Underlying Stock (or such securities) by the primary securities market trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or
                              (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Stock; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Underlying Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                              The Calculation Agent shall as soon as reasonably practicable under the circumstances notify us, the Trustee, the Securities Administrator, the Depository Trust Company and the agents of the existence or occurrence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been the Determination Date.

Exchange Factor.............  The Exchange Factor with respect to the Initial
                              Price of each Underlying Stock will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock. See "-Adjustment Events" and "--Reorganization Events" below.

                              With respect to paragraphs under "--Adjustment Events" and "--Reorganization Events" below, no adjustments to an Exchange Factor shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments or Reorganization Events specified below shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                              No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than those specified below.

                              The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described below, and its determinations and calculations with respect thereto shall be conclusive.

                              The Calculation Agent will provide information as to any adjustments made pursuant to the provisions below, or to any

                              Exchange Factor or method of calculating the Exchange Factor upon written request by any holder of the Securities.

Adjustment Events...........  The Exchange Factor with respect to each
                              Underlying Stock will be adjusted as follows:

                              1. If shares of an Underlying Stock are subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

                              2.   If shares of the Underlying Stock are subject
                                   (i) to a stock dividend (issuance of
                                   additional shares of such Underlying Stock) that is given ratably to all holders of shares of the Underlying Stock or (ii) to a distribution of shares of the Underlying Stock as a result of the triggering of any provision of the corporate charter of the Underlying Company of that Underlying Stock, in each case other than a stock split described in paragraph 1, then once the dividend has become effective and shares of the Underlying Stock are trading ex-dividend, the Exchange Factor will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of (i) the number of shares issued with respect to one Underlying Stock and (ii) the prior Exchange Factor.

                              3. There will be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with respect to shares of an Underlying Stock other than Extraordinary Dividends as described below (except that distributions described in paragraph 2 above shall not be subject to this paragraph 3). A cash dividend or other distribution with respect to shares of an Underlying Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for shares of that Underlying Stock by an amount equal to at least 10% of the Closing Price of that Underlying Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to shares of an Underlying Stock, the Exchange Factor with respect to shares of that Underlying Stocks will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (a) the then current Exchange Factor and (b) a fraction, the numerator of which is the Closing Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for shares of an Underlying Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for shares of that Underlying Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on shares of the Underlying Stock described in "--Reorganization Events" below that also constitutes an Extraordinary Dividend shall not cause an adjustment to the Exchange Factor pursuant to this paragraph 3.

                              4. If an Underlying Company issues rights or warrants to all holders of shares of its Underlying Stock to subscribe for or purchase shares of its Underlying Stock at an exercise price per share less than the Closing Price of its Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of the issuer's Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of its Underlying Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the issuer's Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of its Underlying Stock which the aggregate offering price of the total number of shares of the issuer's Underlying Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

Reorganization Events.......  If a Reorganization Event (as defined below)
                              occurs, then, notwithstanding "--Payment at
                              Maturity" above, the payment at maturity will depend on the kind of Exchange Property received by holders of Underlying Stocks in such Reorganization Event. "Exchange Property" is defined below and generally refers to the cash, securities, and/or other property received by holders of an Underlying Stock in a Reorganization Event.

                              (i) EXCHANGE PROPERTY CONSISTING OF LISTED EQUITY SECURITIES. If the Exchange Property with respect to a Subject Stock consists solely of equity securities listed on a Relevant Exchange, then we will substitute such equity securities for the Subject Stock and calculate the payments or deliveries at Maturity in the same way we would have calculated them had the Reorganization Event not happened (as set forth in "--Payment at Maturity" above), other than the substitution of such equity securities for such Subject Stock, provided that:

                                      (a) SPECIAL PROVISIONS IN THE EVENT OF A
                                      SPIN-OFF EVENT OR ISSUANCE OF A TRACKING
                                      STOCK. In the event
                                      that shareholders of the Subject Stock
                                      have received equity securities as
                                      Exchange Property in the Reorganization
                                      Event and also continue to be holders of the Subject Stock (such as in a Spin-Off Event or the issuance of a tracking stock), then the Calculation Agent will, for purposes of determining whether a Knock-in Event has occurred and for purposes of determining the Determination Price, refer only to the original Subject Stock. However, in the event that such Subject Stock is the worst performing of the thirty Underlying Stocks, we will deliver both the Exchange Property with respect to such Subject Stock and the Stock Redemption Amount of the Subject Stock in a pro rata amount based on the amount of Exchange Property originally delivered to holders of the Subject Stock in the Reorganization Event, provided, further, that holders of the Securities will not receive a combined delivery whose value, as of the Determination Date, is greater than $1,000 per Security; and

                                      (b) ADDITIONAL ADJUSTMENTS. Immediately
                                      after the Reorganization Event the
                                      Calculation Agent will, if necessary,
                                      adjust the Initial Price of the Subject
                                      Stock (and consequently the Knock-in Level and Exchange Factor of such Subject Stock) to reflect the Exchange Property delivered in such Reorganization Event and its market value. We will provide notice to the Trustee and the Securities Administrator of such adjustments as soon as practicable after the date of such Reorganization Event.

                              (ii) EXCHANGE PROPERTY CONSISTING OF CASH, BONDS OR OTHER Property. If all or a portion of the Exchange Property consists of property (such as cash or bonds) other than equity securities listed on a Relevant Exchange, then the payment at maturity will depend on (a) whether a Knock-in Event has occurred with respect to the Subject Stock on any Trading Day from but excluding the Pricing Date to and including the Trading Day immediately prior to the Reorganization Event, and
                              (b) whether a Knock-in Event has occurred with respect to those Underlying Stocks that have not been subject to a Reorganization Event (the "NON-AFFECTED STOCKS").

                              (a) KNOCK-IN EVENT HAS NOT OCCURRED. If a Knock-in Event has not occurred with respect to the Subject Stock on any Trading Day from but excluding the Pricing Date to and including the Trading Day immediately prior to the Reorganization Event and with respect to the Non-Affected Stock during the Knock-in Period, then on the Maturity Date each holder of a Security will receive the principal amount of $1,000 in cash in exchange for each $1,000 principal amount of Securities.

                              (b) KNOCK-IN EVENT HAS OCCURRED. If a Knock-in Event has occurred with respect to a Subject Stock on any Trading Day from but excluding the Pricing Date to and including the Trading Day immediately prior to the Reorganization Event or with respect to a Non-Affected Stock during the Knock-in Period, then:

                                      (x)if the Determination Price of EACH ONE
                                      OF the Non-Affected Stocks is at or above the Initial Price of such Underlying Stock, each holder will receive the principal amount of $1,000 in cash in exchange for each $1,000 principal amount of Securities; or

                                      (y) if the Determination Price of ANY ONE
                                      OR MORE of the Non-Affected Stocks is
                                      below the Initial Price of such Underlying
                                      Stock, then on the Maturity Date, in
                                      exchange for each $1,000 principal amount of Securities, each holder of a Security will receive the lesser of (A) an amount of Exchange Property with a value equal to the product of the Stock Redemption Amount times the Transaction Value, calculated with respect to the Subject Stock(s) and
                                      (B) a number of shares with a value equal to the Stock Redemption Amount of the worst performing of the Non-Affected Stocks. We may, in lieu of delivering Exchange Property, pay you the cash value of such Exchange Property. We will notify the Trustee and the Securities Administrator of the amount and type of Exchange Property to be delivered or cash to be paid.

                              In addition, immediately after the Reorganization Event the Calculation Agent will adjust the Initial Price of the Subject Stock (and consequently the Knock-in Level and Exchange Factor of such Subject Stock) to reflect the Exchange Property delivered in such Reorganization Event and its market value. We will provide notice to the Trustee and the Securities Administrator of such adjustments as soon as practicable after the date of such Reorganization Event.

                              "Knock-in Event" shall mean, with respect to any relevant Underlying Stock (whether a Subject Stock or a Non-Affected Stock) and any relevant period, that the Closing Price of such Underlying Stock on the Relevant Exchange for such Underlying Stock has fallen below the Knock-in Level with respect to such Underlying Stock.

                              "Subject Stock" shall mean any one or more
                              Underlying Stocks subject to a Reorganization
                              Event.

                              "Reorganization Event" means, with respect to any of the Underlying Stocks, (A) there has occurred any reclassification or change with respect to such Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock; (B) the Underlying Company of an Underlying Stock has been subject to a merger, combination or consolidation and is not the surviving entity; (C) any statutory exchange of securities of such Underlying Company with another corporation occurs; (D) such Underlying Company is liquidated; (E) such Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company (a "Spin-off Event"); or (F) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Underlying Stock.

                              "Exchange Property" means, with respect to any of the Underlying Stocks, securities, cash or any other assets distributed to holders of such Underlying Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the Underlying Stock with respect to which the tracking stock or spun-off security was issued and
                              (B) in the case of any other Reorganization Event where the Underlying Stock continues to be held by the holders receiving such distribution, the shares of the Underlying Stock. In addition,

                                   (1) in the case of a consummated tender or
                                       exchange offer or going-private
                                       transaction involving Exchange Property
                                       of a particular type, Exchange Property
                                       shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction); and

                                   (2) in the event of a tender or exchange
                                       offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                              In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in "-Adjustment Events" and "-- Reorganization Events."

                              In addition, in the event Exchange Property consists of more than one type of property and if holders of the Securities will receive Exchange Property at maturity, they will receive a pro rata share of each such type of Exchange Property in proportion to the quantity of such Exchange Property received in respect of a share of Underlying Stock. If Exchange Property includes a cash component, holders will not receive any interest accrued on such cash component.

                              "Transaction Value" means with respect to any Underlying Stock subject to a Reorganization Event, (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of such Underlying Stock; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received per share of such Underlying Stock; and
                              (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, the reclassified Underlying Stocks and, in the case of a Spin-off Event, the Underlying Stocks with respect to which the spun-off security was issued), an amount equal to the Closing Price, as of the determination date, per share of such security multiplied by the quantity of such security received for each share of such Underlying

                              Stock.

Alternate  Exchange
 Calculation  in  case
   of an Event of Default...  In case an Event of Default with respect to the
                              Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of any Security shall be determined by AAI, as Calculation Agent, and shall be equal to the principal amount of the Security plus any accrued interest to, but excluding, the date of acceleration.

Calculation Agent...........  AAI. All determinations made by the Calculation
                              Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts..........  Subject to certain exceptions and limitations described in "Description of Debt Securities -- Payment of Additional Amounts" in the accompanying Prospectus, we will pay such additional amounts to holders of the Securities as may be necessary in order that the net payment of the principal of the Securities and any other amounts payable on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Securities to be then due and payable.

Book Entry..................  The indenture for the Securities permits us at any time and in our sole discretion to decide not to have any of the Securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

Record Date.................  The "record date" for any interest payment date is the calendar day prior to that interest payment date, whether or not that date is a business day.

                                 USE OF PROCEEDS

     The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying Prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Potential Conflicts of Interest; No Security Interest in the Underlying Shares Held by Us" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                    TAXATION

     The following discussion is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal U.S. federal income tax consequences to U.S. Holders (as defined below) who purchase the Securities at initial issuance for the stated principal amount and who will hold the Securities and each Component (as defined below) as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described in this discussion, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or if you are subject to special treatment under the U.S. federal income tax laws (E.G., certain financial institutions, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in options or securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons who hold Securities as a part of a hedging transaction, straddle, conversion or other integrated transaction).

     As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     As used herein, you are a "U.S. Holder" if you are an owner of Securities and are, for U.S. federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation organized under the laws of the United States or any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     If a partnership invests in Securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners in a partnership that invests in Securities are urged to consult their own tax advisors about the consequences of the investment.

GENERAL

     Pursuant to the terms of the Securities, we and every holder of a Security agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each Security for all U.S. tax purposes as consisting of the following components (the "Components"):

     o a put option (the "Put Option") that requires the holder of the Security to buy the worst performing of the Underlying Stocks from us for an amount equal to the Deposit (as defined below) if the Closing Price of such worst performing Underlying Stock on the Determination Date is lower than the Initial Price and the market price of any one of the Underlying Stocks falls to or below the Knock-in Level at any time during the regular business hours of the relevant exchange on any trading day from but not including the Pricing Date up to and including the Determination Date; and

     o a deposit with us of cash, in an amount equal to the principal amount of a Security (the "Deposit"), to secure the holder's potential obligation to purchase any of the Underlying Stocks.

     Under this characterization, a portion of the stated interest payments on a Security is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we have determined that a portion of the stated interest payments equaling [ ]%, on an annualized basis, of the stated principal amount of a Security constitutes interest on the Deposit and the remainder constitutes Put Premium.

     The treatment of the Securities and our allocation described above are not binding on the U.S. Internal Revenue Service (the "IRS") or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Securities or instruments similar to the Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Securities.

     TAX COUNSEL HAS ADVISED US THAT IT IS REASONABLE TO ADOPT THE TREATMENT OF THE SECURITIES DESCRIBED ABOVE. NONETHELESS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER SUCH TREATMENT WILL BE RESPECTED DUE TO THE ABSENCE OF AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE SECURITIES. SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE NOT CERTAIN, AND NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE CHARACTERIZATION AND TAX TREATMENT DESCRIBED IN THIS DISCUSSION. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION. UNLESS OTHERWISE STATED, THE FOLLOWING DISCUSSION ASSUMES THE TREATMENT AND ALLOCATION DESCRIBED ABOVE WILL BE RESPECTED.

TAX CONSEQUENCES TO U.S. HOLDERS

     Assuming the characterization of the Securities and the allocation as set forth above, the following U.S. federal income tax consequences should result to you if you are a U.S. Holder.

     STATED INTEREST PAYMENTS ON THE SECURITIES. The Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable U.S. Treasury Regulations, the Deposit will be treated as being issued at a discount, the amount of which will equal the portion of the stated interest payments that is attributable to interest on the Deposit. If you are a cash method taxpayer, you will not be required to include the accrued discount currently in income for U.S. federal income tax purposes unless you elect to do so. If you are a cash method taxpayer and do not make this election, you should include the portion of the stated interest payments on the Securities attributable to the Deposit as ordinary income upon receipt. If you are a cash method taxpayer and make the election or are one of certain other types of taxpayers, including an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding.

     If you are not required and do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Securities in an amount not exceeding the accrued discount on the Deposit until such discount is included in income. Any gain you realize on the Deposit upon the sale, exchange or retirement of the Securities will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) but not previously included in income through the date of sale, exchange or retirement.

     Receipt of the Put Premium will not be taxable to you upon receipt.

     EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the Securities is made to you at maturity), you will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

     In the event that the Put Option is exercised (I.E., the final payment on the Securities is paid in shares of one of the Underlying Stocks), you will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and you will have an aggregate adjusted tax basis in the shares (including any fractional shares) received equal to:

     o    the Deposit minus

     o    the total Put Premium received.

     Your holding period for any shares of any Underlying Stock you receive will start on the day after the delivery of the such shares.

     In the event that we deliver cash in lieu of fractional shares, you will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

     o    the amount of cash you receive in respect of the fractional shares;
          and

     o    your basis in such shares, as determined above.

     SALE OR EXCHANGE OF THE SECURITIES. Upon a sale of your Securities for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option on the basis of their respective values on the date of sale. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

     o    the amount you receive that is apportioned to the Deposit; and

     o your adjusted basis in the Deposit (which will generally be equal to the principal amount of your Securities increased by the amount of any income you have recognized in connection with the Deposit and decreased by the amount of any payments made to you with respect to the Deposit).

     Except to the extent any gain attributable to accrued discount on the Deposit, which will be taxed as described above under "Stated Interest Payments on the Securities," any gain or loss recognized will be short-term capital gain or loss. The amount of cash that you receive that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your Securities is in excess of the amount you receive upon such sale, you will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining your gain or loss in respect of the Deposit.

POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN THE SECURITIES

     Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. A successful assertion of an alternate characterization of the Securities by the IRS could affect the timing and the character of any income or loss with respect to the Securities. It is possible, for instance, that the entire coupon on the Securities could be treated as giving rise to ordinary income. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     You may be subject to information reporting on the amounts paid to you, unless you provide proof of an applicable exemption. You may be subject to backup withholding on the amounts paid to you unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or otherwise provide proof of an applicable exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

TAX TREATMENT OF THE SECURITIES TO NON-U.S. HOLDERS

     If you are not a U.S. Holder, you will not be subject to U.S. withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

                              PLAN OF DISTRIBUTION

     We have appointed ABN AMRO Incorporated ("AAI") as agent for this offering. The agent has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay the agent, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 2.50% of the initial offering price of the Securities. Each dealer engaged by the agent, or further engaged by a dealer to whom an agent reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. The agent has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

     AAI is a wholly owned subsidiary of the Bank. AAI will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI may offer and sell those Securities in the course of its business as broker-dealers. AAI may act as principal or agent in those transactions and will make any sales at prevailing secondary market prices at the time of sale. AAI may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI is not obligated to make a market in the Securities and may discontinue any purchase and sale activities with respect to the Securities at any time without notice.

     To the extent the total aggregate principal amount of the Securities being offered in this Pricing Supplement is not purchased by investors, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."

                                                FILED PURSUANT TO RULE 424(B)(2)
                                                    REGISTRATION NOS. 333-137691
                                                                   333-137691-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 29, 2006)

[ABN AMRO BANK N.V.GRAPHIC OMITTED]

US$ 7,500,000,000 ABN NOTES(SM)

fully and unconditionally guaranteed by ABN AMRO Holding N.V.

We, ABN AMRO Bank N.V., may offer from time to time senior notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

    o The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates or indices specified in the applicable pricing supplement.

    o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

    o The notes will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

    o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

    o The notes may be optionally or mandatorily exchangeable for securities of an entity that is not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

    o Payments on the notes may be linked to currency prices, commodity prices, securities of entities not affiliated with us, baskets of those securities or indices, or any combination of the above.

    o   The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-2.

THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents to the extent either or both are named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. We refer to each selling agent individually as the "agent" and together as the "agents". The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

ABN AMRO INCORPORATED                           LASALLE FINANCIAL SERVICES, INC.
SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------

                                                PAGE

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement.....................S-1
Risk Factors.........................................S-2
Description of Notes.................................S-4
Taxation in The Netherlands..........................S-24
United States Federal Taxation.......................S-25
Plan of Distribution.................................S-34
Legal Matters........................................S-36

                                                PAGE
                                                ----

PROSPECTUS

About This Prospectus...............................1
Where You Can Find Additional Information...........2
Cautionary Statement on Forward-Looking Statements..3
Consolidated Ratios of Earnings to Fixed Charges....4
ABN AMRO Bank N.V...................................5
ABN AMRO Holding N.V................................6
Use of Proceeds.....................................7
Description of Debt Securities......................8
Forms of Securities................................19
The Depositary.....................................20
Plan of Distribution...............................22
Legal Matters......................................25
Experts............................................26
Benefit Plan Investor Considerations...............27
Enforcement of Civil Liabilities...................28

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     We may offer from time to time the notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as our ABN Notes(SM). We refer to the offering of the ABN Notes(SM) as our "ABN Notes(SM) program".

    As used in this prospectus supplement, the "Bank", "we," "us" and "our" refer to ABN AMRO Bank N.V., "Holding" refers to ABN AMRO Holding N.V, "AAI" refers to ABN AMRO Incorporated, an affiliate of the Bank and "LFS" refers to LaSalle Financial Services, Inc., an affiliate of the Bank.

    This prospectus supplement sets forth certain terms of the notes that the Bank may offer and supplements the prospectus that is attached to the back of this prospectus supplement. Each time the Bank offers notes, it will attach a pricing supplement to this prospectus supplement. THE PRICING SUPPLEMENT WILL CONTAIN THE SPECIFIC DESCRIPTION OF THE NOTES THE BANK IS OFFERING AND THE TERMS OF THE OFFERING AND IT MAY MODIFY OR REPLACE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

    It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find Additional Information" in the accompanying prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

    THE NOTES MAY NOT BE OFFERED OR SOLD IN ANY JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL. THE NOTES MAY ONLY BE OFFERED WITHIN THE EUROPEAN ECONOMIC AREA IN COMPLIANCE WITH THE EUROPEAN PROSPECTUS DIRECTIVE 2003/71/EC AND THE IMPLEMENTING MEASURES IN ANY MEMBER STATE. SEE "PLAN OF DISTRIBUTION - SELLING RESTRICTIONS" IN THE ACCOMPANYING PROSPECTUS.

    The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

                                  RISK FACTORS

    YOUR INVESTMENT IN THE NOTES WILL INVOLVE A NUMBER OF RISKS. ADDITIONAL RISKS, INCLUDING SPECIFIC TAX RISKS, RELATING TO SPECIFIC TYPES OF NOTES WILL BE DESCRIBED IN THE APPLICABLE PRICING SUPPLEMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE RISKS, IF ANY, SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS REGARDING THE RISKS AND SUITABILITY OF AN INVESTMENT IN THE NOTES.

    IF YOUR NOTES ARE REDEEMABLE, THE BANK MAY CHOOSE TO REDEEM THEM WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW.

    If your notes are redeemable, the Bank may choose to redeem your notes when prevailing interest rates are low and you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

    WE CANNOT ASSURE YOU THAT A TRADING MARKET FOR YOUR NOTES WILL EVER DEVELOP OR BE MAINTAINED OR THAT A TRADE CAN BE EXECUTED AT ANY INDICATIVE PRICE SHOWN ON ANY WEBSITE OR BLOOMBERG.

    We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

    o   whether we list the notes on a securities exchange;

    o   whether we or any other dealer makes a market in the notes;

    o   the method of calculating the principal and interest for the notes;

    o the time remaining to the maturity of the notes; o the outstanding amount of the notes;

    o   the redemption features of the notes; and

    o   the level, direction and volatility of interest rates, generally.

    There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

    In connection with any secondary market activity in our notes, our affiliates may post indicative prices for the notes on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices. Investors should contact their brokerage firm for further information.

    IF THE NOTES YOU PURCHASE ARE FLOATING RATE NOTES, YOU MAY RECEIVE A LESSER AMOUNT OF INTEREST IN THE FUTURE.

    Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, the interest rate on your note will decrease and may be zero, subject to any minimum interest rate specified in the applicable pricing supplement. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

    IF THE FLOATING RATE NOTES YOU PURCHASE ARE SUBJECT TO A MAXIMUM INTEREST RATE, YOUR RETURN WILL BE LIMITED.

    If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate.

    THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

    Assuming no change in market conditions or any other relevant factors, the price, if any, at which the agents are willing to purchase notes in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the profit component included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by the agents, as a result of dealer discounts, mark-ups or other transaction costs.

    THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

    AAI, an affiliate of ours, will serve as the calculation agent with respect to the notes. In its role as calculation agent, AAI will exercise its judgment when performing its functions. Absent manifest error, all of its determinations in its role as calculation agent will be final and binding on you and us, without any liability on its or our part. You will not be entitled to any compensation from us or AAI for any loss suffered as a result of any of its determinations in its role as calculation agent. Since these determinations by AAI as calculation agent may affect the return on and/or market value of your notes, we and AAI may have a conflict of interest.

    THE U.S. FEDERAL INCOME TAX TREATMENT OF CERTAIN INSTRUMENTS IS UNCERTAIN.

    The U.S. federal income tax treatment of certain instruments we may issue is uncertain. Please read carefully the section entitled "United States Federal Taxation" in this Prospectus Supplement and any discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. You should consult your own tax adviser about an investment in any of our notes in light of your particular tax situation.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS.

GENERAL TERMS OF NOTES

    We may issue notes under an indenture dated September 15, 2006, among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator and Holding, as guarantor, which we refer to as the "Indenture." The notes issued under the Indenture will constitute a single series under the Indenture, together with any notes that we issue in the future under the Indenture that we designate as being part of that series.

    OUTSTANDING INDEBTEDNESS OF THE BANK. The Indenture does not limit the amount of additional indebtedness that we may incur.

    RANKING. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

    TERMS SPECIFIED IN PRICING SUPPLEMENTS. A pricing supplement will specify the following terms of any issuance of our notes to the extent applicable:

    o   the specific designation of the notes;

    o   the issue price (price to public);

    o   the aggregate principal amount;

    o   the denominations or minimum denominations;

    o   the original issue date;

    o the stated maturity date and any terms related to any extension of the maturity date;

    o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

    o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

    o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

    o   whether interest, if any, will be payable in cash or payable in kind;

    o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

    o whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above;

    o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

    o   whether the notes are renewable notes;

    o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

    o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

    o   whether the notes will be listed on any stock exchange;

    o   whether the notes will be issued in book-entry or certificated form;

    o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream Banking, SOCIETE ANONYME as well as through the Depositary (each as defined below); and

    o   any other terms on which we will issue the notes.

     SOME DEFINITIONS. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) for all notes, in The City of New York, (y) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney; and (b) for notes denominated in euro, that is also a TARGET Settlement Day.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

GUARANTEE

    Holding will fully and unconditionally guarantee payment in full to the holders of the notes issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms a part of, the Indenture under which the notes will be issued. If, for any reason, the Bank does not make any required payment in respect of the notes when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed note may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as registered global notes or as certificated notes. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

    REGISTERED GLOBAL NOTES. For registered global notes, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the accompanying prospectus under "Forms of Securities -- Global Securities," you may not exchange registered global notes or interests in registered global notes for certificated notes.

    Each global note certificate representing registered global notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth under "Forms of Securities -- The Depositary" in the accompanying prospectus. The Depositary has confirmed to us, AAI, LFS and the trustee that it intends to follow these procedures.

    CERTIFICATED NOTES. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for registered global notes or interests in registered global notes.

    DENOMINATIONS. Unless otherwise specified in the pricing supplement, we will issue the notes:

    o for U.S. dollar-denominated notes, in denominations of $100 or any amount greater than $100 that is an integral multiple of $100; or

    o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $100, rounded to an integral multiple of 100 units of the specified currency, or any larger integral multiple of 100 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

    PAYMENTS, EXCHANGES AND TRANSFERS. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes, and exchange the notes at Citibank, N.A, the securities administrator under the Indenture, at 111 Wall Street, 15th Floor, New York, New York 10043,
Attention: Agency
and Trust Group, as our current agent for the payment, transfer and exchange of the notes. We refer to Citibank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the accompanying prospectus.

    We will not be required to:

    o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer or exchange of any note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    RECIPIENTS OF PAYMENTS. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    BOOK-ENTRY NOTES. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    CERTIFICATED NOTES. Except as indicated below, for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o by wire transfer of immediately available funds, if the holder has provided wire transfer instructions to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    PAYMENT PROCEDURES FOR BOOK-ENTRY NOTES DENOMINATED IN A FOREIGN CURRENCY. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary must have notified the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    PAYMENT PROCEDURES FOR CERTIFICATED NOTES DENOMINATED IN A FOREIGN CURRENCY. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

    To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten business days prior to the maturity date or any redemption or repayment date, for payments of principal.

    If the holder elects to be paid in a currency other than U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

    However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    DETERMINATION OF EXCHANGE RATE FOR PAYMENTS IN U.S. DOLLARS FOR NOTES DENOMINATED IN A FOREIGN CURRENCY. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the Bank. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    UNAVAILABILITY OF FOREIGN CURRENCY. The relevant specified currency may not be available to us or Holding, as the case may be, for making payments of principal of, premium on, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium on, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    DISCOUNT NOTES. Some notes may be issued at a price which represents a discount to their principal amount. We refer to these notes as "discount notes." Such discount may be required to be included in income for U.S. federal income tax purposes, as described under "United States Federal Taxation -- Original Issue Discount." In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the accompanying prospectus, the amount of principal due and payable on that note will be limited to:

    o   the aggregate principal amount of the note MULTIPLIED BY the sum of

    o its issue price, expressed as a percentage of the aggregate principal amount, PLUS

    o the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

    Solely for purposes of determining the amount of original issue discount that has accrued under the above formula as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note, which we refer to as the "initial period", is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

    The accrual of the applicable original issue discount described above is solely for purposes of determining the amounts payable upon redemption, repayment or acceleration of maturity. That amount of accrued original issue discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Taxation--Original Issue Discount" below. See also the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    HOW INTEREST IS CALCULATED. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    HOW INTEREST ACCRUES. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date Is not a Business Day."

    WHEN INTEREST IS PAID. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    AMOUNT OF INTEREST PAYABLE. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

    Unless otherwise specified in the applicable pricing supplement, each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

    o   the CD rate,

    o   the commercial paper rate,

    o   EURIBOR,

    o   the federal funds rate,

    o   LIBOR,

    o   the prime rate,

    o   the Treasury rate,

    o   the CPI, or

    o any other rate or interest rate formula specified in the applicable pricing supplement.

     FORMULA FOR INTEREST RATES. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity,

    o   plus or minus the spread, if any, and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

    LIMITATIONS ON INTEREST RATE. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

    Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    HOW FLOATING INTEREST RATES ARE RESET. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows (unless otherwise specified in the applicable pricing supplement):

    o for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

    Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    HOW INTEREST IS CALCULATED. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    Unless otherwise specified in the applicable pricing supplement, for a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by DIVIDING the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

    For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward.

    WHEN INTEREST IS PAID. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATE NOTES

    CD RATE NOTES

    CD rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in

"Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Commercial paper rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                   D x 360
money market yield  =   ---------------------------   x 100
                                360 - (D x M)


where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR NOTES

    EURIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as "Reuters Page EURIBOR01," as of 11:00 a.m. (Brussels time).

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    FEDERAL FUNDS RATE NOTES

    Federal funds rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in the Federal Reserve Statistical Release H.15(519) under the heading "Federal Funds (Effective)" as displayed on Reuters or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as "Reuters Page FEDFUNDS1." For the avoidance of doubt, the federal funds rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will be the federal funds rate last in effect on the interest determination date.

    LIBOR NOTES

    LIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest determination date as follows:

    o As of the interest determination date, LIBOR will be either:

        o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

        o if "LIBOR Bloomberg" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

    o If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Bloomberg" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on Reuters for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Bloomberg" is designated in the applicable pricing supplement, the display on Bloomberg or any successor service, page BBAM1 <GO> on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Bloomberg is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if Page LIBOR01, had been specified.

    PRIME RATE NOTES

    Prime rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "prime rate" means, for any interest determination date, the rate on that date as published in Federal Reserve Statistical Release H.15(519) under the heading "Bank Prime Loan." For the avoidance of doubt, the Prime Rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in Federal Reserve Statistical Release H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on Reuters, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES

    Treasury rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Reuters or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as "Reuters Page USAUCTION 10," or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as "Reuters Page USAUCTION 11";

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the Federal Reserve Statistical Release H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High";

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury;

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market";

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include an agent or one or more of our affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                             D x N
        bond equivalent yield  =   -------------------------  x 100
                                         360 - (D x M)


    In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CPI RATE NOTES

    CPI rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on a formula linked to changes in the CPI (as defined below) and which includes a spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CPI" means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg or any successor service.

    If, while the CPI Rate Notes are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the CPI Rate Notes. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

    RENEWABLE NOTES

    We may also issue floating rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any. Any renewable notes we issue will be registered global floating rate notes. The general terms of the renewable notes are described below.

    AUTOMATIC EXTENSION OF MATURITY. The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the "initial maturity date." On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder's note. However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

    HOLDER'S OPTION TO TERMINATE AUTOMATIC EXTENSION. On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000. To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement. This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

    If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

    REVOCATION OF ELECTION BY HOLDER. The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000. To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature. The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

    An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

    REDEMPTION OF NOTES AT COMPANY'S OPTION. We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

    REMARKETING OF NOTES. We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures. A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of, or the cash value of, any of the above.

    As specified in the applicable pricing supplement, the exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    OPTIONALLY EXCHANGEABLE NOTES. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    MANDATORILY EXCHANGEABLE NOTES. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    Mandatorily exchangeable notes that we issue may include the following:

         Reverse Exchangeable Securities ("REXs").

    Unless otherwise provided in the applicable pricing supplement, investors in REXs will receive interest payments at a fixed rate. At maturity, investors in REXs will receive either a cash payment equal to the original principal amount of the notes or a number of shares of underlying stock equal to the stock redemption amount. The type of payment at maturity will be determined by comparing the closing price of the underlying stock on a specified determination date to the closing price of the underlying stock on the date the notes were priced. If the closing price of the underlying stock on the determination date is at or above the closing price of the underlying stock on the date the notes were priced, the payment at maturity will be a cash payment equal to the principal amount. If the closing price of the underlying stock on the determination date is below the closing price of the underlying stock on the date the notes were priced, the investors will receive the stock redemption amount. The stock redemption amount is a number of shares of the underlying stock equal to the principal amount per security divided by the closing price of the underlying stock on the date the securities were priced.

     Knock-in Reverse Exchangeable Securities ("Knock-in REXs").
     -----------------------------------------------------------

    Unless otherwise provided in the applicable pricing supplement, investors in Knock-in REXs will receive interest payments at a fixed rate. Like REXs, at maturity, investors in Knock-in REXs will receive either a cash payment equal to the original principal amount of the securities or a number of shares of underlying stock equal to the stock redemption amount. However, the type of payment at maturity will be calculated by first determining if the closing price of the underlying stock was at or below the predetermined "knock-in level" on any trading day from the date the notes were priced to, and including, a specified determination date. If the closing price of the underlying stock was never at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will always be a cash payment equal to the principal amount, irrespective of the closing price of the underlying stock on the determination date. If, however, the closing price of the underlying stock was at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will be determined by comparing the closing price of the underlying stock on the determination date to the closing price of the underlying stock on the date the notes were priced. If such closing price is equal to or greater than the closing price of the underlying stock on the date the securities were priced, the payment at maturity will be a cash payment equal to the principal amount. If, on the other hand, such closing price is below the closing price of the underlying stock on the date the securities were priced, investors will receive the stock redemption amount described above.

    PAYMENTS UPON EXCHANGE. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    SPECIAL REQUIREMENTS FOR EXCHANGE OF GLOBAL SECURITIES. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    PAYMENTS UPON ACCELERATION OF MATURITY OR UPON TAX REDEMPTION. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, ECONOMIC OR FINANCIAL MEASURES AND BASKETS OR INDICES THEREOF

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

    o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

    o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

    o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

    o the interest rate per annum and the dates on which we will make interest payments;

    o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

    o   additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

GUARANTEED NOTES

    We may issue notes that are subject to a financial insurance guaranty policy issued by a financial institution that unconditionally and irrevocably guarantees certain payments on the notes. The terms of the financial insurance guaranty policy will be described in the relevant pricing supplement.

                           TAXATION IN THE NETHERLANDS

    The following is a general summary of certain Netherlands tax consequences as of the date of this prospectus supplement in relation to the notes. It is not exhaustive and holders who are in doubt as to their tax position should consult their professional advisers.

DUTCH RESIDENT HOLDERS

    Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a note or gain or loss realized upon disposal or redemption of a note, provided that the note is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4 percent of the average value of the holder's net assets in the relevant fiscal year (including the notes) and is taxed at a flat rate of 30 percent.

    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the notes.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a note, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in the Bank.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a note.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the notes.

WITHHOLDING TAX

    All payments by the Bank to the holder in respect of the notes can be made free of any Dutch withholding tax, unless the notes qualify as debt as referred to in Article 10, paragraph 1 sub d of the Dutch Corporate Income Tax Act (Wet op de Vennootschapsbelasting 1969).

                         UNITED STATES FEDERAL TAXATION

    Based on the advice of Davis Polk & Wardwell, special tax counsel to the Bank ("Tax Counsel"), the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

    o notes purchased on original issuance at the issue price (as defined below); and

    o   notes held as capital assets.

    This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

    o   certain financial institutions;

    o   insurance companies;

    o dealers or certain traders in securities, commodities, or foreign currencies;

    o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

    o   regulated investment companies;

    o   real estate investment trusts;

    o   tax-exempt entities;

    o U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

    o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

    o holders that are not U.S. holders (as defined below), if income from payments on a note, or gain recognized on a disposition of a note, is effectively connected with such holders' conduct of a trade or business in the United States; or

    o individual holders who are not U.S. holders (as defined below) and are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    This discussion does not apply to currency-linked notes or, except as specifically noted below, mandatorily exchangeable notes. The tax treatment of these instruments will be specified in the relevant pricing supplement.

    THIS DISCUSSION APPLIES ONLY TO NOTES ISSUED IN COMPLIANCE WITH CERTAIN GUIDELINES PROVIDED TO US BY TAX COUNSEL. TO THE EXTENT THAT THIS DISCUSSION DOES NOT APPLY TO A PARTICULAR ISSUANCE OF NOTES AS A RESULT OF ANY DEVIATION FROM SUCH GUIDELINES, DISCLOSURE REGARDING THE U.S. FEDERAL INCOME TAXATION OF SUCH ISSUANCE WILL BE INCLUDED IN THE APPLICABLE PRICING SUPPLEMENT. ACCORDINGLY, YOU SHOULD ALSO CONSULT THE APPLICABLE PRICING

SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE SPECIFIC NOTES OR SECURITIES OFFERED THEREUNDER.

TAX CONSEQUENCES FOR U.S. HOLDERS

     As used herein, the term "U.S. holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

    o   a citizen or individual resident of the United States;

    o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

    o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    The term "U.S. holders" also includes certain former citizens and residents of the United States.

    If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

PAYMENTS OF INTEREST

    Interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Interest income earned by a U.S. holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating the holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes will constitute "passive income." Special rules governing the treatment of payments made with respect to short-term notes, original issue discount notes, contingent payment debt instruments and certain exchangeable notes are described under "--Interest on Short-Term Notes," "--Original Issue Discount," "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable and Knock-in Reverse Exchangeable Securities."

INTEREST ON SHORT-TERM NOTES

    A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the note) one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest (as defined below). In general, a cash-method U.S. holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. If a cash method U.S. holder does not make this election, the holder should include interest payments as ordinary income upon receipt. Holders who elect to accrue the discount, and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

ORIGINAL ISSUE DISCOUNT

    A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to in this section as an "original issue discount note") unless the note satisfies a DE MINIMIS threshold (as described below) or is a short-term note (as defined above). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" (as defined in the applicable U.S. Treasury regulations) that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated. For this purpose, if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate.

    If the difference between a note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, I.E., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. U.S. holders of notes with a DE MINIMIS amount of original issue discount will include this original issue discount in income, as capital gain, on a PRO RATA basis as principal payments are made on the note.

    A U.S. holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for federal income tax purposes. U.S. holders of original issue discount notes (other than short-term notes, as defined above) will be required to include in income for federal income tax purposes the sum of the daily portions of the original issue discount for each day on which the holder held the note. The U.S. holder will be required to include such original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

    A U.S. holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

    We may have an unconditional option to redeem, or holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will lower the yield on the note. Conversely, if holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will increase the yield on the note. If an option discussed above is "deemed" exercised, but is not in fact exercised, the note will be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. holder's foreign tax credit limitation. Amounts attributable to accrued interest or discount are treated as interest as described under "-- Payment of Interest," "--Interest on Short-Term Notes" and "--Original Issue Discount" above.

    Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exception to this general rule applies to the extent of any accrued discount not previously included in the holder's taxable income. See "--Interest on Short-Term Notes" and "--Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of contingent payment debt instruments, optionally exchangeable notes and mandatorily exchangeable notes. See "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable Securities and Knock-In Reverse Exchangeable Securities" below.

CONTINGENT PAYMENT DEBT INSTRUMENTS

    We may issue notes or securities that will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes.

    If a note or a security is treated as a contingent payment debt instrument, no payment on such instrument qualifies as qualified stated interest. Rather, a U.S. holder must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the contingent payment debt instrument and the instrument's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the contingent payment debt instrument and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the contingent payment debt instrument. The comparable yield may be greater than or less than the stated interest, if any, with respect to the instrument.

    Solely for the purpose of determining the amount of interest income that a U.S. holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the instrument equal to the comparable yield used.

    NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE CONTINGENT PAYMENT DEBT INSTRUMENT WILL PAY.

    For U.S. federal income tax purposes, a U.S. holder will be required to use the comparable yield and projected payment schedule established by us in determining interest accruals and adjustments in respect of a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service ("IRS").

    A U.S. holder, regardless of the holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the instrument (as set forth below).

    A U.S. holder will be required to recognize interest income equal to the amount of any net positive adjustment, I.E., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, I.E., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

    o will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

    o any excess will give rise to an ordinary loss to the extent that the amount of all previous interest inclusions under the contingent payment debt instrument exceeds the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the contingent payment debt instrument in prior taxable years.

    A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the instrument.

    Upon a sale, exchange or retirement of a contingent payment debt instrument (including a delivery of property pursuant to the terms of the instrument), a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted basis in the contingent payment debt instrument. If we deliver property, other than cash, to a U.S. holder in retirement of a contingent payment debt instrument, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

    A U.S. holder will have a tax basis in any property, other than cash, received upon the retirement of a contingent payment debt instrument, including in satisfaction of a conversion right or a call right, equal to the fair market value of the property determined at the time of retirement. The holder's holding period for the property will commence on the day immediately following its receipt.

    Special rules will apply if one or more contingent payments on a contingent payment debt instrument become fixed. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. If one or more contingent payments on a contingent payment debt instrument become fixed more than six months prior to the date the payment is due, a U.S. holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, using the comparable yield as the discount rate, and the projected amounts of the contingent payments relevant as provided in the projected payment schedule. If all remaining scheduled contingent payments on a contingent payment debt instrument become fixed substantially contemporaneously, a U.S. holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent payment debt instrument. A U.S. holder's tax basis in the contingent payment debt instrument and the character of any gain or loss on the sale of the instrument would also be affected. U.S. holders are urged to consult their tax advisers concerning the application of these special rules.

CPI RATE NOTES

    Depending on the terms of each CPI Rate Note, a CPI Rate Note will be treated as either a "variable rate debt instrument," or a "contingent payment debt instrument." For a description of the contingent payment debt instrument rules, see the discussion under "--Contingent Payment Debt Instruments" above. Unless otherwise provided in the applicable pricing supplement, a CPI Rate Note will be treated as a variable rate debt instrument for U.S. federal income tax purposes. The discussion below assumes that the CPI Rate Notes will qualify as a variable rate debt instruments. If a CPI Rate Note qualifies as a variable rate debt instrument, the tax consequences to a U.S. holder will generally be the same as the tax consequences to a U.S. holder holding a fixed rate note and are summarized below under this section "--CPI Rate Notes".

    PAYMENT OF INTEREST. Each interest payment will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. See "--Payment of Interest." If the CPI Rate Note qualifies as a short-term note (as defined above), interest payment on the CPI Rate Note will be taxable to a U.S. holder as described in "--Interest on Short-Term Notes" above.

     If a CPI Rate Note is issued with original issue discount (i.e., the issue price of the CPI Rate Note is less than its stated principal amount, and the difference between the issue price and the stated principal amount exceeds the DE MINIMIS amount described in "--Original Issue Discount" above), the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such CPI Rate Note would be determined by applying the rules described in "--Original Issue Discount" above, assuming that the stated variable interest rate for which the CPI Rate Note provide is a fixed rate that reflects the yield that is reasonably expected for the CPI Rate Note.

      SALE OR EXCHANGE OF THE NOTES. Upon a sale or exchange of CPI Rate Notes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder's tax basis in the notes. This gain or loss will generally be long-term capital gain or loss if the U.S. holder held the CPI Rate Note for more than one year at the time of disposition. Amounts attributable to accrued but unpaid interest will be treated as interest as described under "--Payment of Interest," or under "--Interest on Short-Term Notes" above if the CPI Rate Note is a short-term note (as defined above).

OPTIONALLY EXCHANGEABLE NOTES

     Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. See "--Contingent Payment Debt Instruments" above.

MANDATORILY EXCHANGEABLE NOTES--REVERSE EXCHANGEABLE AND KNOCK-IN REVERSE EXCHANGEABLE SECURITIES

    Unless otherwise provided in the applicable pricing supplement, we and every holder of Reverse Exchangeable Securities, which we refer to as "REXs", or Knock-In Reverse Exchangeable Securities, which we refer to as "Knock-In REXs", will agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each such security for U.S. federal income tax purposes as consisting of the following components (the "Components"):

    o a put option (the "Put Option") that requires the holder of the REXs or the Knock-In REXs to buy the underlying shares from us for an amount equal to the Deposit (as defined below); and

    o a deposit with us of cash, in an amount equal to the principal amount of the REXs or the Knock-In REXs (the "Deposit"), to secure the holder's potential obligation to purchase the underlying shares.

     In the case of REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date was lower than its closing price on the pricing date. In the case of Knock-In REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date is lower than its closing price on the pricing date and in addition, the closing price of the underlying shares falls to or below the knock-in level at any time from the pricing date to and including the determination date.

    Under this characterization, a portion of the stated interest payments on REXs or Knock-In REXs is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we will specify in the pricing supplement for each REXs and Knock-In REXs the portion of the stated payments on such security that we will treat as constituting interest on the Deposit. We will treat the remaining portion as the Put Premium.

    NOTWITHSTANDING OUR AGREEMENT TO TREAT THE REXS AND KNOCK-IN REXS AS DESCRIBED ABOVE, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS IS UNCERTAIN. DUE TO THE ABSENCE OF STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE REXS AND KNOCK-IN REXS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER THE TREATMENT DESCRIBED ABOVE WILL BE RESPECTED. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS DESCRIBED ABOVE AND OUR

ALLOCATION OF INTEREST AND PUT PREMIUM ARE NOT BINDING ON THE IRS OR THE COURTS, AND NO RULING IS BEING REQUESTED FROM THE IRS WITH RESPECT TO THESE SECURITIES. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE TAX TREATMENT DESCRIBED ABOVE AND SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN REXS OR KNOCK-IN REXS ARE UNCERTAIN.

    PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SUCH SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

    THE DISCUSSION BELOW DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE STOCK UNDERLYING REXS OR KNOCK-IN REXS SHOULD A HOLDER RECEIVE SUCH UNDERLYING STOCK AT MATURITY. PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE UNDERLYING STOCK.

    Assuming the treatment of the REXs and Knock-In REXs as set forth above, the following U.S. federal income tax consequences should result to a U.S. holder:

    STATED INTEREST PAYMENTS ON REXS OR KNOCK-IN REXS. Yield attributable to the Deposit will be treated as interest. Accordingly, if a REXs or a Knock-In REXs matures (after taking into account the last possible date that the security could be outstanding under the terms of the security) one year or less from its date of issuance (a "short-term REX"), the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Interest on the Deposit component of a short-term REX will be treated as described in "--Interest on Short Term Notes" above.

    If a REXs or a Knock-In REXs is not a short-term REX, interest on the Deposit will be treated as described in "--Payments of Interest" above.

     Receipt of the Put Premium will not be taxable to a U.S. holder upon receipt.

     EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the REXs or Knock-In REXs is made to a U.S. holder at maturity), the U.S. holder will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

    In the event that the Put Option is exercised (I.E., the final payment on the REXs or the Knock-In REXs is paid in underlying shares), a U.S. holder will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and the holder will have an aggregate adjusted tax basis in the underlying shares (including any fractional shares) received equal to:

    o   the Deposit minus

    o   the total Put Premium received.

    The holding period for any underlying shares a U.S. holder receives will start on the day after the delivery of the underlying shares.

    In the event that we deliver cash in lieu of fractional underlying shares, a U.S. holder will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

    o   the amount of cash received in respect of the fractional shares; and

    o   the basis in such shares, as determined above.

    SALE OR EXCHANGE OF REXS OR KNOCK-IN REXS. Upon a sale of REXs or Knock-In REXs for cash, a U.S. holder will be required to apportion the amount received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

    o   the amount received that is apportioned to the Deposit; and

    o the holder's adjusted basis in the Deposit, which will generally be equal to the principal amount of the holder's REXs or Knock-In REXs (and in the case of a short-term REX increased by the amount of any income the holder has recognized in connection with the Deposit and decreased by the amount of any payments made to the holder with respect to the Deposit).

    Except to the extent attributable to accrued discount on the Deposit (in the case of a short-term REX), or to accrued interest on the Deposit (if the REXs or the Knock-In REXs is not a short-term REX), which will be taxed as described above under "Stated Interest Payments on REXs or Knock-In REXs," such gain or loss will be capital gain or loss (and will be short-term capital gain or loss in the case of a short-term REX, or if the REXs or the Knock-In REXs has been held by the disposing holder for one year or less). The amount of cash that a U.S. holder receives that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale is in excess of the amount the holder receives upon such sale, the holder will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of the holder's rights and obligations under the Put Option. In such a case, the selling holder will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium the holder previously received in respect of the Put Option and the amount of the deemed payment made by the holder with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining the U.S. holder's gain or loss in respect of the Deposit.

    POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN REXS OR KNOCK-IN REXS. Due to the absence of authorities that directly address the proper tax treatment of the REXs and Knock-In REXs, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. A successful assertion of an alternative characterization of the REXs or Knock-In REXs by the IRS could affect the timing and the character of any income or loss with respect to such securities. It is possible, for instance, that the entire coupon on the securities could be treated as giving rise to ordinary income. Alternatively, if a REXs or a Knock-In REXs is not a short-term REX, the IRS could seek to treat the REXs and Knock-In REXs as contingent payment debt instruments. See "--Contingent Payment Debt Instruments" above. Even if the Contingent Payment Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.

    U.S. holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of an investment in a REXs or a Knock-In REXs.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

TAX CONSEQUENCES FOR NON-U.S. HOLDERS

    Unless otherwise noted in the applicable pricing supplement, a holder that is not a U.S. holder will not be subject to U.S. withholding tax with respect to payments on notes or securities, but may be subject to generally applicable information reporting, and may also be subject to backup withholding requirements with respect to such payments unless the holder complies with certain certification and identification requirements as to the holder's foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE UNDERLYING STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    We and Holding are offering the ABN Notes(SM) and related guarantees on a continuing basis exclusively through ABN AMRO Incorporated and LaSalle Financial Services, Inc. to the extent either or both of them are named in the applicable pricing supplement. In addition, we and Holding may offer the notes and related guarantees through certain other agents to be named in the applicable pricing supplement. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 0.5% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We and Holding may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and Holding have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

    To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities for its own investment.

    We estimate that we will spend approximately $350,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

    LFS and AAI are wholly owned indirect subsidiaries of the Bank. To the extent either or both are named in the applicable pricing supplement, LFS and AAI will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, LFS and AAI may offer and sell those securities in the course of their businesses as broker-dealers. LFS and AAI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. LFS and AAI may use this prospectus supplement in connection with any of those transactions. Neither LFS or AAI is obligated to make a market in any of these securities and each may discontinue any market-making activities at any time without notice.

    In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement. One or more of our or Holding's affiliates may agree to purchase, for its own investment, any securities that are not sold during the extended offering period. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the initial issue price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with LFS and/or AAI. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations.

                                  LEGAL MATTERS

    Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including us, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS

                                 DEBT SECURITIES


                               ABN AMRO BANK N.V.
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page



About This Prospectus..........................................................1
Where You Can Find Additional Information......................................2
Cautionary Statement on Forward-Looking Statements.............................3
Consolidated Ratios of Earnings to Fixed Charges...............................4
ABN AMRO Bank N.V..............................................................5
ABN AMRO Holding N.V...........................................................6
Use of Proceeds................................................................7
Description of Debt Securities.................................................8
Forms of Securities...........................................................19
The Depositary................................................................20
Plan of Distribution..........................................................22
Legal Matters.................................................................25
Experts.......................................................................26
Benefit Plan Investor Considerations..........................................27
Enforcement of Civil Liabilities..............................................28

                              ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we, ABN AMRO Holding N.V. and LaSalle Funding LLC filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings in U.S. dollars, foreign currencies or foreign currency units.

This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER).

As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Commission. You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 (tel: 202-551-8090). Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

This prospectus is part of a registration statement we, Holding and LaSalle Funding LLC filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information Holding files with it, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks Holding subsequently files with the SEC and specifically incorporates by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2005, filed on April 3, 2006; and

     (b) Reports on Form 6-K of ABN AMRO Holding N.V. dated April 26, 2006 (2 filings: (i) ABN AMRO first quarter results and consolidated ratio of earnings to fixed charges, and (ii) ABN AMRO pro-forma 2005 results under new structure), June 12, 2006, June 30, 2006, August 2, 2006, August 9, 2006 (ABN AMRO first half-year results and consolidated ratio of earnings to fixed charges), August 15, 2006 (ABN AMRO to start buying back its own shares in line with earlier announcement), September 13, 2006 and September 14, 2006.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

                               ABN AMRO Bank N.V.
                     ABN AMRO Investor Relations Department
                              Gustav Mahlerlaan 10
                                  P.O. Box 283
                       1000 EA Amsterdam, The Netherlands
                               (31-20) 6 28 78 35

               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We also may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "intend", "will", "should", "anticipate", "Value-at-Risk", or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity, and risk management, including our potential exposure to various types of risk including market risk, such as interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

Some of the risks inherent in forward-looking statements are identified in "Item
3. Key Information - D. Risk factors" in Holding's annual report on Form 20-F for the year ended December 31, 2005. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements in this prospectus include, but are not limited to:

     o general economic and business conditions in the Netherlands, Italy, the European Union, the United States, Brazil and other countries or territories in which we operate;

     o    changes in applicable laws and regulations, including taxes;

     o regulations and monetary, interest rate and other policies of central banks, particularly the Dutch Central Bank, the Bank of Italy, the European Central Bank, the US Federal Reserve Board and the Brazilian Central Bank;

     o changes or volatility in interest rates, foreign exchange rates (including the Euro-US dollar rate), asset prices, equity markets, commodity prices, inflation or deflation;

     o the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

     o changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

     o    our ability to hedge certain risks economically;

     o our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

     o    force majeure and other events beyond our control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Item 3 of Holding's annual report on Form 20-F for the year ended December 31, 2005 to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated under U.S. GAAP.

                                              YEAR ENDED DECEMBER 31,
                                    --------------------------------------------
                                      2005     2004     2003     2002     2001
                                    -------- -------- -------- -------- --------
Excluding Interest on Deposits(1)     1.49     1.46     2.66     1.89     1.45
Including Interest on Deposits(1)     1.15     1.13     1.36     1.21     1.08


---------------------
(1) Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. We are one of the largest banking groups in the world, with total consolidated assets of (euro) 880.8 billion at December 31, 2005. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States. We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2005. Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.

                              ABN AMRO HOLDING N.V.

ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of the Bank. The Articles of Association of Holding were last amended by a notarial deed executed by Mr. van Helden, civil law notary in Amsterdam, on June 9, 2005. Holding's main purpose is to own the Bank and its subsidiaries. Holding owns 100 percent of the shares of the Bank and is jointly and severally liable for all liabilities of the Bank. Holding is listed on Euronext and the New York Stock Exchange. All of the securities issued by the Bank hereunder after the date hereof will be fully and unconditionally guaranteed by Holding. Holding's principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and Holding's telephone number is (31-20) 628 9393.

                                 USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture dated September 15, 2006 among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and Holding, as guarantor, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Our subordinated debt securities would be issued under a subordinated indenture between us, a trustee and a securities administrator, each to be named in the applicable prospectus supplement. The subordinated indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities thereunder. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the "indentures" and each, individually, as an "indenture." The senior indenture is sometimes referred to in this prospectus as the "senior indenture." The subordinated indenture is sometimes referred to in this prospectus as the "subordinated indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indenture and subordinated indenture are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indenture.

GENERAL

The senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness with respect to such series, as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

GUARANTEE

Holding will fully and unconditionally guarantee payment in full to the holders of our debt securities. The guarantee is set forth in, and forms part of, the indenture under which our debt securities will be issued. If, for any reason, we do not make any required payment in respect of our debt securities when due, the guarantor will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of Holding will be substantially the same as the extent to which our subordinated debt is subordinated to our other indebtedness as described below under "--Subordination of the Subordinated Debt Securities." Holders of our debt securities may sue Holding to enforce its rights under the guarantee without first suing us or any other person or entity. Holding may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the Indenture and the debt securities.

PAYMENTS

We may issue debt securities from time to time in one or more series. The provisions of the indentures allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including applicable trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o certain United States federal income tax consequences and Netherlands income tax consequences;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

     o    any applicable selling restrictions; and

     o any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or are issued at a price which represents a discount to their principal amount. The applicable prospectus supplement will contain information relating to federal income tax, accounting, and other special considerations applicable to original issue discount securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

The indentures provide that neither we nor Holding will merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

o    we or Holding, as applicable, will be the continuing legal entity; or

o the successor legal entity or person that acquires all or substantially all of our or Holding's assets, as applicable (i) will expressly assume all of our or Holding's obligations, as applicable, under the applicable indenture and the debt securities issued under such indenture, and (ii) will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organization for Economic Co-Operation and Development, or, provided no adverse U.S. tax consequences to U.S. holders result therefrom, any other jurisdiction; and

o immediately after the merger, consolidation, sale, lease or conveyance, that person or that successor legal entity will not be in default in the performance of the applicable covenants and conditions of the applicable indenture.

ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK OR HOLDING

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or Holding or a sale, lease or conveyance of all or substantially all of our or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

Each indenture provides holders of debt securities with remedies if we or Holding, as the case may be, fail to perform specific obligations, such as making payments on our debt securities, or if we or Holding, as the case may be, become bankrupt. Holders should review these provisions and understand which of our or Holding's actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under each indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o we or Holding, as the case may be, fail to perform or observe any other obligations applicable to us or Holding, respectively, under the securities, and such failure has continued for a period of 60 days next following the service on us and Holding of notice requiring the same to be remedied except that the failure to file with the applicable Trustee certain information required to be filed with such Trustee pursuant to the Trust Indenture Act of 1939, as amended, shall not constitute an event of default and does not give a right under the applicable indenture to accelerate or declare any security issued under such indenture due and payable. Although the Trustee may bring suit to enforce such filing obligation, the applicable indenture would not provide for a remedy of acceleration in that circumstance.

     o we or Holding, as the case may be, are declared bankrupt, or a declaration in respect of us or Holding is made under Chapter X of the Act on the Supervision of the Credit System (WET TOEZICHT KREDIETWEZEN
          1992) of The Netherlands;

     o an order is made or an effective resolution is passed for our or Holding's winding up or liquidation, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Actions" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

     o if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under such indenture, or due to the default in the performance or breach of any other covenant or warranty of us or Holding, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture, other than a covenant for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, by notice in writing to us, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately; and

     o if an event of default occurs due to specified events of bankruptcy of us or Holding or due to an order or effective resolution for our or Holding's liquidation or winding up, as the case may be, or due to a default in the performance of any other of the covenants or agreements in such indenture applicable to all outstanding debt securities issued under that indenture, other than a covenant or agreement for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us, may declare the principal of all debt securities issued under that indenture and interest accrued on those debt securities to be due and payable immediately.

ANNULMENT OF ACCELERATION AND WAIVER OF DEFAULTS

In some circumstances, if any and all events of default under the applicable indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected outstanding debt securities issued under that indenture, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON YOUR BEHALF

Each indenture provides that the applicable trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the applicable trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER

Each indenture provides that no individual holder of debt securities may institute any action against us or Holding under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the applicable trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, treated as one class, must have:

          o    requested the applicable trustee to institute that action, and

          o    offered the applicable trustee reasonable indemnity;

     o the applicable trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, must not have given directions to the applicable trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the applicable trustee a certificate of no default or a certificate specifying any default that exists.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

We and Holding each have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we or Holding, as applicable, comply with the following provisions:

DISCHARGE OF INDENTURE. We or Holding may discharge all of our obligations, other than as to transfer and exchanges, under the applicable indenture after we have or it has, as applicable:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities issued under that indenture in accordance with their terms;

     o delivered to the applicable securities administrator or applicable trustee for cancellation all of the outstanding debt securities issued under that indenture; or

     o irrevocably deposited with the applicable securities administrator or applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the applicable indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

DEFEASANCE OF A SERIES OF SECURITIES AT ANY TIME. We or Holding may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We and Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

     o we or Holding irrevocably deposit with the relevant applicable trustee or securities administrator cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

     o we or Holding deliver to the relevant applicable trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

REDEMPTIONS AND REPURCHASES OF DEBT SECURITIES

OPTIONAL REDEMPTION. The prospectus supplement will indicate the terms of our option to redeem the debt securities, if any. Unless otherwise provided in the applicable prospectus supplement, we will mail a notice of redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the depositary, as holder of the global debt securities. The debt securities will not be subject to any sinking fund.

REPAYMENT AT OPTION OF HOLDER. If applicable, the prospectus supplement relating to a debt security will indicate that the holder has the option to have us repay that debt security on a date or dates specified prior to its maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable prospectus supplement, for us to repay a debt security, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

     o the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, the holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

SPECIAL REQUIREMENTS FOR OPTIONAL REPAYMENT OF GLOBAL DEBT SECURITIES. If a debt security is represented by a global debt security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

OPEN MARKET PURCHASES. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant applicable trustee for cancellation.

MODIFICATION OF THE INDENTURES

MODIFICATION WITHOUT CONSENT OF HOLDERS. We, Holding and the relevant applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the applicable indenture to:

     o    secure any debt securities issued under that indenture;

     o evidence the assumption by a successor corporation of our or Holding's, as the case may be, obligations under that indenture;

     o add covenants for the protection of the holders of debt securities issued under that indenture;

     o    cure any ambiguity or correct any inconsistency;

     o establish the forms or terms of debt securities of any series to be issued under that indenture; or

     o evidence the acceptance of appointment by a successor applicable trustee.

MODIFICATION WITH CONSENT OF HOLDERS. We, Holding and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities issued under the applicable indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, that indenture or modify in any manner the rights of the holders of those debt securities. However, we, Holding and the applicable trustee may not make any of the following changes to any outstanding debt security issued under the applicable indenture without the consent of each holder of debt securities issued under that indenture that would be affected by the change:

     o    extend the final maturity of the security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities issued under that indenture may convert or exchange those debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of those debt securities;

     o impair the right of any holder of debt securities issued under that indenture to institute suit for the enforcement of any payment on any such debt security or the guarantee when due; or

     o reduce the percentage of debt securities issued under that indenture the consent of whose holders is required for modification of that Indenture.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

Our subordinated debt securities will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all our senior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

     o our insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, or relative to our creditors, as such, or to our assets; or

     o our voluntary or involuntary liquidation, dissolution or other winding up, whether or not involving insolvency or bankruptcy; or

     o any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

then the holders of our senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all our senior indebtedness, or provision will be made for the payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of our senior indebtedness will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities. This payment may be payable or deliverable in respect of our subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to our senior indebtedness may recover more ratably than the holders of our subordinated debt securities.

Subject to the payment in full of all our senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of cash, our property or securities applicable to our senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to our subordinated debt securities, or payments to acquire these securities, other than pursuant to their conversion, may be made:

     o if any of our senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

     o if the maturity of any of our senior indebtedness has been accelerated because of a default.

The subordinated indentures do not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

REPLACEMENT OF DEBT SECURITIES

At the expense of the holder, we will replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the applicable securities administrator or agent or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, Holding, the applicable securities administrator and trustee and any agent. At the expense of the holder, an indemnity that is satisfactory to us and our agents, Holding, the applicable securities administrator and trustee and any agent may be required before a replacement note will be issued.

NOTICES

Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, or by overnight delivery, courier or facsimile, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered debt securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

TAX REDEMPTION

Unless otherwise specified in the applicable prospectus supplement, if we are obligated to pay additional amounts under the applicable indenture as set forth below, we may redeem, in whole but not in part, any of our debt securities issued under that indenture at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those debt securities (or if the debt securities are issued with original issue discount, a portion of the principal, as specified in the applicable prospectus supplement) together with accrued interest to the date fixed for redemption and any additional amounts (as defined below), or at any redemption price otherwise specified in the applicable prospectus supplement, if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant prospectus supplement or, if applicable, pricing supplement relating thereto (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement or, if applicable, pricing supplement relating thereto, we have or will become obligated to pay additional amounts (as defined below under "-- Payment of Additional Amounts") with respect to any of those debt securities as described below under "-- Payment of Additional Amounts." Prior to the giving of any notice of redemption pursuant to this paragraph, we shall deliver to the applicable trustee and the applicable securities administrator:

     o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

     o an opinion of independent counsel reasonably satisfactory to the applicable trustee and the applicable securities administrator to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate.

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice; PROVIDED that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of those debt securities were then due. Notice will be given in accordance with "-- Notices" above.

PAYMENT OF ADDITIONAL AMOUNTS

Except to the extent otherwise specified in the applicable prospectus supplement, we will, with respect to any of our debt securities and subject to certain exceptions and limitations set forth below, pay such additional amounts (the "additional amounts") to holders of the debt securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the debt securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands, or the jurisdiction of residence or incorporation of any successor corporation, or any political subdivision or taxing authority thereof or therein (a "relevant jurisdiction"), will not be less than the amount provided for in the debt securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

     o any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other relevant jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation, where presentation is required, by the holder of a debt security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     o any capital gain, estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the debt securities;

     o any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the debt securities, to the extent that such payment can be made without such withholding by presentation of the debt securities to any other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required by statute or by regulation of the relevant jurisdiction, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     o    any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the debt securities to a holder who is a fiduciary, an entity treated as a partnership or any other person that is not the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt securities.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE APPLICABLE TRUSTEE

Information about the applicable indenture trustee for the subordinated indenture will be set forth in the applicable prospectus supplement. The trustee under one indenture may also serve as trustee under the other indenture. We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee under the senior indenture and affiliates of the trustee.

                               FORMS OF SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where our and Holding's obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the applicable trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."

Our obligations, as well as the obligations of the applicable trustee under any indenture and the obligations, if any, of any agents of ours or any agents of such trustee run only to the persons or entities named as holders of the securities in the relevant security register. Neither we nor any applicable trustee, other agent of ours or agent of such trustee have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

REGISTERED GLOBAL SECURITIES

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under "The Depositary" below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

                                 THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the depositary's nominee.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the depositary. Access to the depositary's book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as the Euroclear operator and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of the securities under the depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co, or such other name as may be requested by the depositary. The deposit of securities with the depositary and their registration in the name of Cede & Co. or such other nominee of the depositary do not effect any change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the securities; the depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. (nor such other nominee of the depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the depositary's procedures. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the depositary. The depositary's practice is to credit direct participants' accounts upon the depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

According to the depositary, the foregoing information relating to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the depositary and depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The depositary may change or discontinue the foregoing procedures at any time.

                              PLAN OF DISTRIBUTION

We and Holding may sell the securities being offered by this prospectus in four ways: (1) through selling agents, (2) through underwriters, (3) through dealers and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. We and Holding are offering the securities through LaSalle Financial Services, Inc. and ABN AMRO Incorporated to the extent either or both of them are named in the applicable prospectus supplement.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Holding, us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Holding, us or any of our subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

SECURITIES THAT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") the debt securities will be offered to the public in that Relevant Member State of the European Economic Area, except that the debt securities may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State:

     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those debt securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of debt securities to the public" in relation to any debt securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe the debt securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SECURITIES THAT DO NOT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities do not qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

          The debt securities are offered exclusively to individuals and legal entities who or which:

          (1) are professional investors (which includes, without limitation, banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly trade or invest in securities, hereafter "Professional Investors") situated in The Netherlands; or

          (2) are established, domiciled or have their residence (collectively, "are resident") outside the Netherlands;

          provided that (A) the offer, the applicable prospectus supplement and pricing supplement and each announcement of the offer states that the offer is and will only be made to persons or entities who are professional investors situated in The Netherlands or who are not resident in The Netherlands, (B) the offer, the prospectus, the applicable prospectus supplement and pricing supplement and each announcement of the offer comply with the laws and regulations of any state where persons to whom the offer is made are resident and (C) a statement by us that those laws and regulations are complied with is submitted to the Netherlands Authority for the Financial Markets (STICHTING AUTORITEIT FINANCIELE MARKTEN; the "AFM") before the offer is made and is included in the applicable prospectus supplement and pricing supplement and each such announcement.

                                  LEGAL MATTERS

Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including us, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2005 have been so incorporated in reliance on the report of Ernst & Young, independent registered public accounting firm, given on the authority of the firm as experts in accounting and auditing.

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of our business, we and/or certain of our affiliates are each a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the debt securities by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below).

Accordingly, the debt securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption provided by new Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase of the debt securities that (a) its purchase and holding of the debt securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the debt securities will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the debt securities shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Each purchaser and holder of the debt securities has exclusive responsibility for ensuring that its purchase and holding of the debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any debt securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                        ENFORCEMENT OF CIVIL LIABILITIES

We and Holding are organized under the laws of The Netherlands and the members of our and Holding's Supervisory Board, with two exceptions, and our and Holding's Managing Board are residents of The Netherlands or other countries outside the United States. Although we and some of our affiliates, including LaSalle Bank, have substantial assets in the United States, substantially all of our and Holding's assets and the assets of the members of the respective Supervisory Boards and Managing Boards are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us, Holding or these persons or to enforce against us, Holding or these persons judgments of U.S. courts predicated upon the civil liability provisions of U.S. securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States, in which case the Dutch court may give such effect to this judgment as it deems appropriate. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands or conflicts with an existing Dutch judgment.

================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

--------------------------------------------------------------------------------

TABLE OF CONTENTS

PRICING SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Pricing Supplement ..........................................    PS-3
Risk Factors ...........................................................    PS-8
Hypothetical Maturity Scenarios of the
  Securities ...........................................................   PS-13
Incorporation of Documents by Reference ................................   PS-15
The Underlying  Stocks .................................................   PS-16
Description of Securities ..............................................   PS-49
Use of Proceeds ........................................................   PS-60
Taxation ...............................................................   PS-60
Plan of Distribution ...................................................   PS-64


PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
About This Prospectus Supplement .......................................     S-2
Foreign Currency Risks .................................................     S-3
Description of Notes ...................................................     S-5
The Depositary .........................................................    S-23
United States Federal Taxation .........................................    S-29
Taxation in The Netherlands ............................................    S-36
Plan of Distribution ...................................................    S-37
Legal Matters ..........................................................    S-39


PROSPECTUS

                                                                            PAGE
                                                                            ----
About This Prospectus ..................................................       2
Where You Can Find Additional Information ..............................       3
Consolidated Ratio of Earnings to Fixed
  Charges ..............................................................       5
ABN AMRO Bank N.V ......................................................       6
ABN AMRO Holding N.V ...................................................       6
Use of Proceeds ........................................................       7
Description of Debt Securities .........................................       8
Forms of Securities ....................................................      14
Plan of Distribution ...................................................      17
Legal Matters ..........................................................      19
Experts ................................................................      19
ERISA Matters for Pension Plans
 and Insurance Companies ...............................................      19

================================================================================

================================================================================



                               ABN AMRO BANK N.V.

                                   $1,400,000


                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.



                    20.00% KNOCK-IN REVERSE EXCHANGEABLE(SM)
                   SECURITIES DUE NOVEMBER 21, 2007 LINKED TO
                    THE WORST PERFORMING COMMON STOCK IN THE
                        DOW JONES INDUSTRIAL AVERAGE(SM)



                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 29, 2006 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2006)



                              ABN AMRO INCORPORATED


================================================================================